Exhibit 2.3

Execution Version

CEMENTOS PACASMAYO S.A.A.

U.S.$300,000,000

4.50% SENIOR NOTES DUE 2023

INDENTURE

Dated as of February 8, 2013

CEMENTOS PACASMAYO S.A.A.,

as Issuer

CEMENTOS SELVA S.A.,

DISTRIBUIDORA NORTE PACASMAYO S.R.L.,

EMPRESA DE TRANSMISION GUADALUPE S.A.C. AND

DINOSELVA IQUITOS S.A.C.,

as Subsidiary Guarantors

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee, Security Registrar, Paying Agent and Transfer Agent

i

ii

iii

INDENTURE, dated as of February 8, 2013, among CEMENTOS PACASMAYO S.A.A. (the “Issuer”), a corporation (sociedad anónima abierta) organized under the laws of the Republic of Peru (“Peru”), the SUBSIDIARY GUARANTORS listed in the signature pages hereto (each individually, together with its successors, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”), Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (together with its successors hereunder, in such capacity, the “Trustee”), security registrar (in such capacity, the “Security Registrar”), paying agent (in such capacity, the “Paying Agent” and, together with any other paying agents under this Indenture in their respective capacities as such, the “Paying Agents”) and transfer agent.

WITNESSETH:

WHEREAS, the general shareholders’ meeting and the Board of Directors of the Issuer duly authorized the issuance of its 4.50% Senior Notes due 2023 (the “Notes”) on January 7, 2013 and January 24, 2013, respectively; and to provide for the issuance thereof the Issuer has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Trustee has accepted the trusts created by this Indenture and in evidence thereof has joined in the execution hereof;

NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders, the parties listed above covenant and agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following terms, as used herein, shall have the following meanings:

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person; provided that the Indebtedness is not incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; provided, further, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time, or immediately upon consummation, of the transaction by which such other Person is merged with or into or became a Restricted Subsidiary of such Person shall not be Acquired Debt; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person; provided that the Indebtedness is not incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; provided, further, that the amount of such Indebtedness shall be deemed to be the lesser of the value of such asset and the amount of the obligation so secured.

“Actual Knowledge” means, with respect to any Person, actual knowledge of any officer (or similar agent) of such Person responsible for the administration of the transactions effected by this Indenture and the Notes or such officer (or similar agent) as shall have been designated by such Person in this Indenture and the Notes to receive written communications in connection therewith.

“Additional Amounts” has the meaning specified in Section 2.12.

“Additional Notes” has the meaning specified in Section 2.11.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliate Transaction” has the meaning specified in Section 4.1(e).

“Applicable Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Applicable Payor” has the meaning specified in Section 2.12.

“Applicable Procedures” has the meaning specified in Section 2.6(b).

“Applicable Taxes” has the meaning specified in Section 2.12.

“Attributable Indebtedness” in respect of a Sale and Leaseback Transaction means, as of the time of determination (determined by the Issuer in good faith and in accordance with IFRS), the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for such lease has been extended but excluding any amounts required to be paid by the relevant lessee on account of maintenance, repairs, assessments, taxes or similar charges, regardless of whether any such charge is designated as rent, and any other amounts required to be paid by the lessee that are contingent on inflation, based on the volume of sales, maintenance, repairs, assessments, taxes or similar charges).

“Authorized Agent” means the collective reference to the Paying Agent(s), Security Registrar, any other co-security registrar appointed hereunder, and any Transfer Agent(s).

“Authorized Officer” means (1) in the case of the Issuer, each Officer and any other individual(s) (including attorneys-in-fact) (who may include directors of the Issuer) which are legally entitled to represent the Issuer or (2) in the case of any other Person, the chairman of the board, chief executive officer, chief financial officer or accounting officer, general counsel, any vice president, any attorney-in-fact or any corporate officer of such Person responsible for the administration of the transactions effected by this Indenture and the Notes.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in New York City, New York, or Lima, Peru.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with IFRS, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to, or including, the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government, countries with sovereign credit ratings of A or better, or any agency or instrumentality of any such government (provided that the full faith and credit of any such government is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(2) time deposit accounts, checking accounts, passbook accounts, specified money trust accounts, certificates of deposit, money market deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank organized under the laws of the United States or any state or territory thereof (or any foreign branch of the foregoing), in each case having capital and surplus in excess of U.S.$250.0 million;

(3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4) commercial paper having one of the two highest ratings obtainable from Moody’s or one of the three highest ratings obtainable from S&P or a comparable rating by a comparable rating agency in the relevant jurisdiction if a Moody’s or S&P rating is unavailable and, in each case, maturing within one year after the date of acquisition; and

(5) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (4) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing);

(2) the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(3) (A) if any “person” or “group” (as defined above) (other than a Permitted Holder) is or becomes the Beneficial Owner, directly or indirectly, in the aggregate of more than 35% of the Voting Stock of the Issuer, measured by voting power rather than number of shares; and

(B) the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the total Voting Stock of the Issuer that such “person” or “group”;

(4) individuals appointed by the Permitted Holders cease for any reason to constitute a majority of the members of the Board of Directors of the Issuer; or

(5) the Issuer consolidates with, or merges with or into, any “person” (as defined above), or any “person” consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer or such other “person” is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the issuer outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving “person” immediately after giving effect to such transaction.

“Change of Control Offer” has the meaning specified in Section 4.4.

“Change of Control Payment” has the meaning specified in Section 4.4.

“Change of Control Payment Date” has the meaning specified in Section 4.4.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Downgrade Event.

“Clearstream” means Clearstream Banking, société anonyme, and its successors.

“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date and includes all series and classes of such common stock.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Debt” means, with respect to any specified Person, as of any date of determination, an amount equal to the aggregate amount (without duplication) of all Indebtedness of such Person and its Subsidiaries (in the case of the Issuer, the Issuer and its Restricted Subsidiaries) outstanding at such time determined on a consolidated basis in accordance with IFRS, excluding Indebtedness incurred under clauses (4), (5), (8), (9), (10) or (11) of the second paragraph of Section 4.1(c); provided, however, that the undrawn amount of any outstanding letters of credit and unused commitments shall not be included in the calculation of “Consolidated Debt.”

“Consolidated Debt to EBITDA Ratio” means, at any date (“transaction date”), the ratio of (i) Consolidated Debt as of the transaction date to (ii) Consolidated EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”); provided, however, that:

(1) if the transaction giving rise to the need to calculate the Consolidated Debt to EBITDA Ratio is an incurrence of Indebtedness, Consolidated Debt shall be calculated after giving effect on a pro forma basis to the incurrence of such Indebtedness; provided, however, that the pro forma calculation of Consolidated Debt shall not give effect to any Indebtedness incurred on the transaction date pursuant to the second paragraph of Section 4.1(c);

(2) if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the transaction date (other than Indebtedness incurred under any revolving credit agreement), Consolidated Debt shall be calculated after giving effect on a pro forma basis to the discharge of such Indebtedness; provided, however, that the pro forma calculation of Consolidated Debt shall not give effect to the discharge on the transaction date of any Indebtedness to the extent such discharge results from the proceeds of Indebtedness incurred pursuant to the second paragraph of Section 4.1(c);

(3) if since the beginning of the reference period the Issuer or any of its Restricted Subsidiaries shall have made any asset sale, then Consolidated EBITDA for the reference period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such asset sale for the reference period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for the reference period;

(4) if since the beginning of the reference period the Issuer or any of its Restricted Subsidiaries shall have made an Investment in any Restricted Subsidiary of the Issuer (or any Person which becomes a Restricted Subsidiary of the Issuer or merges with or into a Restricted Subsidiary of the Issuer) or other acquisition of the assets of any Person which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business, then Consolidated EBITDA for the reference period shall be calculated after giving pro forma effect thereto as if such Investment or acquisition occurred on the first day of the reference period;

(5) if since the beginning of the reference period any Person that subsequently became a Restricted Subsidiary of the Issuer or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such reference period shall have made any asset sale, Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Issuer or any of its Restricted Subsidiaries during the reference period, then Consolidated EBITDA for the reference period shall be calculated after giving pro forma effect thereto as if such asset sale, Investment or acquisition had occurred on the first day of the reference period; and

(6) if since the beginning of the reference period the Issuer or any of its Restricted Subsidiaries shall have discontinued any operations, Consolidated EBITDA for the reference period shall be calculated after giving pro forma effect thereto as if such discontinued operations had been discontinued on the first day of the reference period.

For purposes of this definition, whenever pro forma effect is to be given to any asset sale, any Investment or acquisition of assets, and the amount of income or earnings related thereto, the pro forma calculations shall be made in good faith by the chief financial or accounting officer of the Issuer.

“Consolidated EBITDA” means, for any period, the amount equal to the sum of Consolidated Net Income for such period plus, to the extent deducted in calculating such Consolidated Net Income:

(1) consolidated financial expenses for such period;

(2) consolidated income and social contribution taxes for such period;

(3) consolidated depreciation and amortization for such period;

(4) consolidated minority interests for such period;

(5) any restructuring charges or reserves, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities; and

(6) any non-cash charges of the Issuer and its consolidated Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period).

Notwithstanding the preceding, any expenses, taxes, depreciation and amortization and charges or reserves of any Person (other than the Issuer) will be added to Consolidated Net Income to compute Consolidated EBITDA only (i) to the extent (and in the proportion) that the net income (loss) of such Person was included in calculating Consolidated Net Income in such period and (ii) to the extent that such amounts are in excess of those necessary to effect a net loss of such Person (to the extent such Person is a Restricted Subsidiary), only if a corresponding amount would be permitted to be paid as a dividend to the Issuer.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with IFRS (without duplication); provided that:

(1) the Net Income (loss) of (A) any unconsolidated Affiliate of such Person (including any Person accounted for by the equity method of accounting) and (B) any Unrestricted Subsidiary of the Issuer, shall be included only to the extent of the amount of dividends or similar distributions paid in cash to such Person or a Restricted Subsidiary of such Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except to the extent that any dividend or similar distribution is actually and lawfully made and not otherwise included in Consolidated Net Income of such Person, provided that the Net Income of any Restricted Subsidiary that is subject to governmental statute, rule or regulation-based restrictions described in this clause (2) will not be excluded under this clause (2), in each case solely to the extent that this definition is used to calculate “Consolidated EBITDA” for purposes of (i) incurring Indebtedness or issuing preferred stock pursuant to the first paragraph of Section 4.1(c) or (ii) calculating the Consolidated Debt to EBITDA Ratio for the Issuer under clause (iv)(1) or (iv)(2), as the case may be, of Section 4.3;

(3) any gain (loss) realized upon the sale or other disposition of any asset, including any property, plant or equipment, securities or Capital Stock of any Person, of the Issuer or its Restricted Subsidiaries, which is not sold or otherwise disposed of in the ordinary course of business will be excluded;

(4) any transaction gains and losses due to fluctuations in currency values and the related tax effect will be excluded;

(5) any after-tax extraordinary gains or losses will be excluded;

(6) any after-tax gains or losses attributable to the early extinguishment of Indebtedness will be excluded;

(7) non-cash compensation charges will be excluded; and

(8) any non-cash impairment charges relating to goodwill and other intangibles and long lived assets including property, plant and equipment will be excluded.

“Consolidated Total Assets” means, at any date, the total of all assets appearing on the consolidated balance sheet of the Issuer and each Restricted Subsidiary.

“Corporate Trust Office” means the address of the Trustee specified in Section 10.6 or such other address as to which the Trustee may give notice in writing to the Issuer.

“Covenant Defeasance” has the meaning specified in Section 6.4(d).

“Covenant Suspension Event” has the meaning specified in Section 4.2.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Notes” has the meaning specified in Section 2.3(a).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the earlier of the date on which the Notes mature or on which the Notes are no longer outstanding. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control (defined in a substantially identical manner to the corresponding definition in this Indenture) will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions, unless such repurchase or redemption complies with Section 4.4. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture shall be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar,” “Dollars” or “U.S.$” means the lawful currency for the time being in the United States of America.

“DTC” means The Depository Trust Company, a New York corporation.

“DTC Participants” has the meaning specified in Section 2.3(b).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, and its successors.

“Event of Default” has the meaning specified in Section 5.1(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller, determined in good faith by the Board of Directors of the Issuer (unless otherwise provided herein).

“Fitch” means Fitch Ratings Ltd. or any successors thereof.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person and its Restricted Subsidiaries, the ratio of the Consolidated EBITDA of such Person and its Restricted Subsidiaries for the period of the most recent four fiscal quarters ending prior to the determination for which financial statements are in existence to the Fixed Charges of such

Person and its Restricted Subsidiaries for such four fiscal quarters. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four fiscal quarters, the amount of Fixed Charges shall be computed based upon the actual outstanding amount of such Indebtedness over the applicable four fiscal quarter.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions or dispositions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases or decreases in ownership of Restricted Subsidiaries, during the four fiscal quarters or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four fiscal quarters; provided that any pro forma calculation will only include amounts that are factually supportable and are expected to have a continuing impact on the Issuer and its Restricted Subsidiaries as determined in good faith by the chief financial officer of the Issuer and as set forth in a resolution approved by the board of directors of the Issuer or the applicable Restricted Subsidiary, as the case may be;

(2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with IFRS, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with IFRS, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date or that becomes a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four fiscal quarters;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date or would cease to be a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four fiscal quarters; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, determined in accordance with IFRS, including the following without duplication:

(A) amortization of original issue discount;

(B) non-cash interest payments (excluding any non-cash interest expense attributable to the movement of mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to IFRS);

(C) the interest component of any deferred payment obligations;

(D) the interest component of all payments associated with Capital Lease Obligations;

(E) commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings; and

(F) net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary of the Issuer.

“Global Notes” has the meaning specified in Section 2.1(d).

“Governmental Authority” means any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to a government and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by Applicable Law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices,

in each case, in reasonable relation to the business of the Issuer and its Restricted Subsidiaries entered into in the ordinary course of business or for bona fide hedging purposes and not for speculative purposes (as determined in good faith by the Board of Directors or senior management of the Issuer) and, in the case of (1) and (2), substantially corresponding in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Issuer or its Restricted Subsidiaries incurred without violation of this Indenture.

“Holder” means the Person in whose name a Note is registered in the Register.

“IFRS” means International Financial Reporting Standards issued by the International Accounting Standards Board, as in effect from time to time.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of bankers’ acceptances, letters of credit or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of incurrence);

(4) representing Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;

(6) representing any Hedging Obligations; or

(7) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any preferred stock (but excluding, in each case, any accrued dividends), if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with IFRS. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person and the amount of such obligation being deemed to be the lesser of the value of such asset and the amount of the obligation so secured) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Interest Payment Date” means February 8 and August 8 of each year, commencing on August 8, 2013.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding (A) advances to customers in the ordinary course of business that are recorded as accounts receivable on the consolidated balance sheet of such Person and (B) commission, travel, moving and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with IFRS. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means February 8, 2013.

“Issuer” has the meaning specified in the preamble hereto and includes any of its permitted successors hereunder.

“Legal Defeasance” has the meaning specified in Section 6.4.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under Applicable Law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Maturity Date” means February 8, 2023.

“Moody’s” means Moody’s Investors Service, Inc. or any successors thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with IFRS and before any reduction in respect of preferred stock dividends.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Issuer nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) is directly or indirectly liable as a guarantor or otherwise, or (C) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

“Note Guarantee” means the Guarantee pursuant to the provisions of ARTICLE VII granted by each of the Subsidiary Guarantors, jointly and severally, in favor of the Trustee and the Holders.

“Notes” has the meaning specified in the recitals hereto and shall also include any Additional Notes issued in accordance with Section 2.11.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest, premium, if any, fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum dated February 1, 2013 relating to the sale of the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, General Counsel or the Treasurer of the Issuer, or their applicable equivalents under the laws of incorporation and/or domicile of any Person.

“Officer” of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer of the Issuer.

“Opinion of Counsel” means a written opinion from legal counsel of recognized standing.

“Paying Agent” has the meaning set forth in the preamble hereto.

“Payment Default” has the meaning specified in Section 5.1(a)(v)(1).

“Permitted Debt” has the meaning specified in Section 4.1(c).

“Permitted Holders” means (1) any of Inversiones Pacasmayo, S.A. and Eduardo Hochschild Beeck, or any Related Party of any thereof and (2) any Person at least 51% of the Voting Stock of which (or, in the case of a trust or similar entity, the beneficial interests in which) is owned directly or indirectly by one or more Persons specified in clause (1) of this definition.

“Permitted Liens” means:

(1) Liens in favor of the Issuer or any of its Restricted Subsidiaries;

(2) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or the Subsidiary;

(3) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Restricted Subsidiary of the Issuer; provided that such liens were in existence prior to such acquisition, and not incurred in contemplation of, such acquisition; provided, however, that any such Lien may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(4) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature if issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) Liens to secure Capital Lease Obligations, Attributable Indebtedness under Sale and Leaseback Transactions and purchase money obligations permitted to be incurred under the first paragraph of Section 4.1(c), in each case covering only the assets acquired with or financed by such Indebtedness; provided that, in each case (A) the aggregate principal amount of Indebtedness does not exceed the cost of the assets or property so acquired or constructed and (B) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Issuer or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(6) Liens existing on the Issue Date;

(7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with IFRS has been made therefor;

(8) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business and for sums not yet due or being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with IFRS has been made therefor;

(9) pledges or deposits by a Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good-faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness, are incidental to the conduct of the business of such Person and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11) Liens created for the benefit of (or to secure) the Notes (or any Note Guarantees);

(12) attachment or judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(13) Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Issuer or any of its Restricted Subsidiaries in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Issuer or any Restricted Subsidiary to provide collateral to the depository institution;

(14) Liens on cash, Cash Equivalents or letters of credit securing Hedging Obligations of the Issuer or any of its Restricted Subsidiaries;

(15) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(A) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(16) Leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer and its Restricted Subsidiaries;

(17) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(18) Liens created in favor of the Peruvian Ministry of Energy and Mines or similar or successor public regulatory bodies, including but not limited to, those securing obligations of the Issuer or any of its Subsidiary related to mining closure plans or related activities; and

(19) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer with respect to Obligations (other than Obligations subordinated to the Notes or the Note Guarantees, as the case may be) that do not exceed 10% of Consolidated Total Assets at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, extend, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, extended, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, extended, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, extended, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by the Issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, extended, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Peru” has the meaning set forth in the preamble hereto.

“Property” of any Person means any property, rights or revenues, or interest therein, of such Person.

“Public Equity Offering” means a public offer and sale of Common Stock of the Issuer or any of its direct or indirect parents for cash pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act or a registration statement (or similar document) that has been declared effective or otherwise cleared by the equivalent of the SEC in countries other than the United States (in each case other than a registration statement relating to or registering equity securities issuable under any employee benefit plan of the Issuer or a registration statement on Form S-4 or the equivalent if registered in a country other than

United States) and other than (x) an issuance to any Subsidiary or (y) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control; provided that Public Equity Offering includes private offers and sales to institutional investors not so registered or cleared that are made as part of a global offering which includes a public offering pursuant to such a registration statement (or similar document).

“QIB” means a qualified institutional buyer within the meaning of Rule 144A.

“Rating Agencies” mean Moody’s, S&P and Fitch, except that in the event that Moody’s, S&P or Fitch is no longer in existence or issuing ratings, such organization, as the case may be, may be replaced by a nationally recognized statistical rating organization (as defined in Rule 15c3-1(c)(2)(vi)(F) of the Exchange Act, or any successor provision) designated by the Issuer with notice to the Trustee.

“Rating Downgrade Event” means the rating on the Notes is lowered from their rating then in effect by any of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Issuer of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change); provided that a Rating Downgrade Event otherwise arising by virtue of a particular lowering in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Downgrade Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agency making the lowering in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Trustee in writing in response to a request made at the direction of Holders of a majority in principal amount of the then outstanding Notes that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Downgrade Event). Notwithstanding the foregoing, no Rating Downgrade Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Record Date” means January 24 and July 24 of each year.

“Reference Treasury Dealer” means J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective Affiliates which are primary U.S. Government securities dealers in New York City, and three other primary U.S. Government securities dealers in New York City designated by the Issuer in good faith; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third Business Day preceding such redemption date.

“Register” has the meaning specified in Section 2.15(a).

“Regulation S” means Regulation S under the Securities Act or any successor regulation.

“Regulation S Global Notes” has the meaning specified in Section 2.1(d).

“Related Party” means, with respect to any Person, (1) any Subsidiary, spouse, descendant or other immediate family member (which includes any child, stepchild, parent, stepparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law) (in the case of an individual), of such Person, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries and stockholders, partners or owners of which consist solely of one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1), or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2), acting solely in such capacity.

“Required Holders” means holders of a majority of the aggregate principal amount of outstanding Notes.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, managing director, director, associate, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Global Notes” has the meaning specified in Section 2.1(d).

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Reversion Date” has the meaning specified in Section 4.2.

“Rule 144A” means Rule 144A under the Securities Act or any successor rule.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property (whether real, personal or mixed), now owned or hereafter acquired whereby the Issuer or any of its Restricted Subsidiaries transfers such property to another Person and the Issuer or any of its Restricted Subsidiaries leases it from such Person.

“S&P” means Standard & Poor’s Ratings Group or any successors thereof.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Registrar” has the meaning set forth in the preamble hereto.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“SMV” means the Peruvian Securities Markets Superintendency (Superintendencia del Mercado de Valores), or any successor entity.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantor” has the meaning specified in the preamble hereto.

“Successor Issuer” has the meaning specified in Section 4.3(ii).

“Suspended Covenants” has the meaning specified in Section 4.2.

“Suspension Period” has the meaning specified in Section 4.2.

“Tax Jurisdiction” has the meaning specified in Section 2.12.

“Transfer Agent” has the meaning specified in Section 2.15(a).

“Treasury Rate” means, with respect to any redemption date, the rate per annum, determined by the Independent Investment Banker, equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount)

equal to the Comparable Treasury Price for such redemption date. In connection with any optional redemption pursuant to Section 3.3(b), the Issuer will inform the Trustee of the applicable Treasury Rate.

“Trustee” has the meaning specified in the preamble hereto.

“United States” or “U.S.” means the United States of America, its fifty states, its territories and the District of Columbia.

“Unrestricted Subsidiary” means (i) Fosfatos del Pacifico S.A., Salmueras Sudamericanas S.A., Zemex LLC, Suzorite Mineral Products LLC and Acuícola los Paiches S.A.C. and (ii) any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but in the case of this clause (ii) only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 4.1(e) (to the extent the Issuer and its Restricted Subsidiaries are required to comply with such covenant), on the date of such designation, is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(3) is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(1)	such designation shall be deemed an incurrence of Indebtedness by a Restricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under Section 4.1(c); and

(2)	no Event of Default shall have occurred and be continuing.

Any such designation of a Subsidiary as a Restricted Subsidiary, and any such designation of a Subsidiary as an Unrestricted Subsidiary by the Board of Directors of the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Section 1.2 Rules of Construction. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to this Indenture as a whole and not to any particular provisions of this Indenture.

(c) The term “documents” includes any and all documents, instruments, agreements, certificates, indentures, notices and other writings, however evidenced (including electronically).

(d) The term “including” is not limiting and (except to the extent specifically provided otherwise) shall mean “including, without limitation.”

(e) Unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including,” the words “to” and “until” each shall mean “to but excluding,” and the word “through” shall mean “to and including.”

(f) The words “may” and “might” and similar terms used with respect to the taking of an action by any Person shall reflect that such action is optional and not required to be taken by such Person.

(g) Unless otherwise expressly provided herein: (i) references to agreements (including this Indenture) and other documents shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent that such amendments and other modifications are not prohibited by this Indenture or the Notes and (ii) references to any Applicable Law are to be construed as including all statutory and regulatory provisions or rules consolidating, amending, replacing, supplementing, interpreting or implementing such Applicable Law.

(h) The term “or” is not exclusive.

(i) Unless the context otherwise requires, any reference to “Article,” “Section,” “clause” or “Exhibit” refers to an Article, Section, clause or Exhibit, respectively, of this Indenture.

ARTICLE II

ISSUE, EXECUTION AND AUTHENTICATION OF NOTES;

RESTRICTIONS ON TRANSFER

Section 2.1 Creation and Designation. (a) There is hereby created a series of Notes to be issued pursuant to this Indenture and to be known as the “4.50% Senior Notes due 2023”. The Notes shall be issued in fully registered form, without interest coupons, with such applicable legends as are set forth in Exhibit A and with such omissions, variations and insertions as are permitted by this Indenture. Each Note shall be substantially in the form attached hereto as Exhibit A. The Notes may have such letters, numbers or other marks of identification and such legends or endorsements printed or typewritten thereon as may be required to comply with any Applicable Law or to conform to general usage.

(b) The aggregate principal amount of the Notes that may be authenticated and delivered under this Indenture is unlimited.

(c) If any term or provision contained in the Notes shall conflict with or be inconsistent with any term or provision contained in this Indenture, then the terms and provisions of this Indenture shall govern with respect to the Notes.

(d) Notes originally offered and sold to QIBs in reliance on Rule 144A initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the “Restricted Global Notes”). Notes originally offered and sold outside the United States in reliance on Regulation S initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the “Regulation S Global Notes” and, together with the Restricted Global Notes, the “Global Notes”).

(e) The Notes shall be issued in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof.

Section 2.2 Execution and Authentication of Notes. Upon the written order of the Issuer directing the Trustee to authenticate and deliver the Notes and delivery by the Issuer of sufficient executed Notes and in accordance with the terms hereof, the Trustee shall duly authenticate and deliver the Notes in authorized denominations.

Section 2.3 Initial Form of Notes. (a) The Notes, upon original issuance, shall be issued in the form of typewritten or printed Global Notes registered in the name of DTC or its nominee, and (other than DTC or its nominee) no Holder investing in the Notes shall receive a definitive note representing such Holder’s interest in the Notes except to the extent that definitive, fully registered, non-global Notes (“Definitive Notes”) have been issued in accordance with Section 2.8. Unless and until Definitive Notes are so issued in exchange for Global Notes, DTC will make book-entry transfers among the DTC Participants (as defined below) and receive and transmit distributions of principal and interest on such Global Notes to the DTC Participants.

(b) Neither any members of, nor participants in, DTC (the “DTC Participants”) nor any other Persons on whose behalf DTC Participants may act (including Euroclear and Clearstream and accountholders and participants therein) shall have any rights under this Indenture with respect to any Global Note, and DTC or its nominee, as the case may be, may be treated by the Issuer, the Subsidiary Guarantors, the Trustee and any agent thereof (including any Authorized Agent) as the absolute owner and holder of such Global Note for all purposes whatsoever. Unless and until Definitive Notes are issued in exchange for Global Notes pursuant to Section 2.8: (i) the Issuer, the Subsidiary Guarantors, the Trustee and any agent thereof (including any Authorized Agent) may deal with DTC and its nominee for all purposes (including the making of distributions on the Global Notes) as the authorized representatives of the Persons holding beneficial interests in such Global Notes and (ii) the rights of such Beneficial Owners shall be exercised only through DTC and its nominee and shall be limited to those established by Applicable Law and agreements among such DTC Participants, DTC and such nominee. Notwithstanding the foregoing, nothing herein shall prevent the Issuer the Subsidiary Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or such nominee or impair, as between DTC, the DTC Participants and any other Persons on whose behalf a DTC Participant may act, the operation of the customary practices of such Persons governing the exercise of the rights of a holder.

(c) The aggregate principal balance of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Security Registrar in connection with a corresponding decrease or increase in the aggregate principal balance of the Restricted Global Note, as provided in Section 2.6.

(d) The aggregate principal balance of the Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Security Registrar in connection with a corresponding decrease or increase in the aggregate principal balance of the Regulation S Global Note, as provided in Section 2.6.

(e) Neither the Trustee nor any agent of the Issuer or the Trustee (including any Authorized Agent) shall have any responsibility or obligation to any DTC Participant or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any DTC Participant or any other Person, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or Property) under or with respect to the Notes. The Trustee and any agent of the Issuer or the Trustee (including any Authorized Agent) may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to the DTC Participants and any Beneficial Owners of the Notes.

Section 2.4 Execution of Notes. Each Note shall be executed on behalf of the Issuer by one of its Authorized Officer(s). Such signature may be the manual or facsimile signature of such Authorized Officer(s). From time to time hereafter the Issuer may (and, at the reasonable request of the Trustee, shall) furnish, an Officers’ Certificate identifying and certifying the incumbency and specimen signatures of its Authorized Officers. Until the Trustee receives a subsequent Officers’ Certificate updating such list, the Trustee shall be entitled to rely conclusively upon the last such Officers’ Certificate delivered to it for purposes of determining the Issuer’s Authorized Officers. Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Note that has been duly executed by the Issuer and authenticated and delivered by the Trustee.

In case any Authorized Officer of the Issuer who shall have signed any Note shall cease to be an Authorized Officer of the Issuer before the Note so signed shall be authenticated and delivered by the Trustee or disposed of by or on behalf of the Issuer, such Note nevertheless may be authenticated and delivered or disposed of as if the Person who signed such Note on behalf of the Issuer had not ceased to be such Authorized Officer. Any Note signed on behalf of the Issuer by a Person who, as at the actual date of his/her execution of such Note, is an Authorized Officer of the Issuer, shall be a valid and binding obligation of the Issuer notwithstanding that at the date hereof any such Person is not an Authorized Officer of the Issuer.

Section 2.5 Certificate of Authentication. The form of the Trustee’s certificate of authentication to be borne by the Notes shall be substantially as follows:

FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:             ,

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

Only such Notes as shall bear the Trustee’s certificate of authentication and are executed by the Trustee by manual signature of one or more of its authorized signatories shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certification by the Trustee upon any Note executed by or on behalf of the Issuer shall be conclusive evidence that such Note has been duly authenticated and delivered hereunder. Each Note shall be dated the date of its authentication.

Section 2.6 Restrictions on Transfer of Global Notes. Notwithstanding any other provisions hereof to the contrary:

(a) Except as provided in Section 2.8, a Global Note may not be transferred, in whole or in part, to any Person other than DTC or a nominee thereof, and no such transfer to any such other Person may be registered (any such transfer being null and void ab initio); provided that this Section 2.6(a) shall not prohibit any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.6. Any transfer of a Global Note (or beneficial interests therein) shall be in the authorized denominations set forth in Section 2.1(e).

(b) If the owner of a beneficial interest in the Restricted Global Note wishes at any time to exchange its beneficial interest therein for a beneficial interest in the Regulation S Global Note, or to transfer such beneficial interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, then such exchange or transfer may be effected, subject to the applicable rules and procedures of DTC, Euroclear and Clearstream (the “Applicable Procedures”) and minimum denomination requirements, only in accordance with this Section 2.6(b). Upon receipt by the Trustee at its Corporate Trust Office of: (i) written instructions given in accordance with the Applicable Procedures from a DTC Participant directing the Trustee to credit or cause to be credited to a specified DTC Participant’s account a beneficial interest in the Regulation S Global Note in a principal balance equal to that of the beneficial interest in the Restricted Global Note to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the DTC Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the DTC Participant to be debited for, such beneficial interest and (iii) a certificate in substantially the form of Exhibit B given by the holder of such beneficial interest in the Restricted Global Note, the Trustee shall instruct DTC to reduce the balance of the Restricted Global Note, and to increase the balance of the Regulation S Global Note, by the amount of the beneficial interest in the Restricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the DTC Participant (which may be the DTC Participant for Euroclear or Clearstream or both, as the case may be) for the benefit of such Person specified in such instructions a beneficial interest in the Regulation S Global Note having a principal balance equal to the amount by which the balance of the Restricted Global Note was reduced upon such exchange or transfer.

(c) If the owner of a beneficial interest in the Regulation S Global Note wishes at any time to exchange its beneficial interest therein for a beneficial interest in the Restricted Global Note, or to transfer such beneficial interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, then such exchange or transfer may be effected, subject to the Applicable Procedures and minimum denomination requirement, only in accordance with this Section 2.6(c). Upon receipt by the Trustee at its Corporate Trust Office of: (i) written instructions given in accordance with the Applicable Procedures from a DTC Participant directing the Trustee to credit or cause to be credited to a specified DTC Participant’s account a beneficial interest in the Restricted Global Note in a principal balance equal to that of the beneficial interest in the Regulation S Global Note to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the DTC Participant (and, if applicable, the Euroclear or Clearstream account, as the case may be) to be debited with, and the account of the DTC Participant to be credited for, such beneficial interest and (iii) a certificate in substantially the form set forth in Exhibit C given by the holder of such beneficial interest in the Regulation S Global Note, the Trustee shall instruct DTC to reduce the balance of the Regulation S Global Note and to increase the balance of the Restricted Global Note, by the principal balance of the beneficial interest in the Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the DTC Participant for the benefit of such Person specified in such instructions a beneficial interest in the Restricted Global Note having a principal balance equal to the amount by which the balance of the Regulation S Global Note was reduced upon such exchange or transfer.

(d) If a Global Note or any portion thereof (or beneficial interest therein) is exchanged for a Definitive Note pursuant to Section 2.8, then such Definitive Note may in turn be exchanged (upon transfer or otherwise) for other Definitive Notes only in accordance with such procedures, which shall be substantially consistent with the provisions of this Section 2.6 (including any certification requirement intended to ensure that transfers and exchanges of Definitive Notes comply with Rule 144A or Regulation S, as the case may be) and any Applicable Law, as may be adopted from time to time by the Issuer.

Section 2.7 Restrictive Legends. (a) Global Notes shall bear restrictive legends in substantially the form set forth in Exhibit A hereof. Definitive Notes shall be in substantially the form set forth in Exhibit A hereof excluding the Global Notes Legend set forth thereon.

(b) The required legends set forth on Exhibit A may be removed from a Global Note as provided in such legends or if there is delivered to the Issuer and the Trustee such evidence satisfactory to the Issuer, which shall include an Opinion of Counsel, as may reasonably be required by the Issuer that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Note (or beneficial interests therein) will not violate the registration requirements of the Securities Act. Upon provision of such evidence satisfactory to the Issuer, the Trustee, at the written direction of the Issuer, shall authenticate and deliver in exchange for such Note a Note (or Notes) having an equal aggregate principal balance that does not bear such legend. If such a legend required for a Note has been removed as provided above, then no other Note issued in exchange for all or any part of such Note shall bear such legend unless the Issuer has reasonable cause to believe that such other Note is a “restricted security” within the meaning of Rule 144 under the Securities Act and instructs the Trustee to cause a legend to appear thereon.

(c) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or Applicable Law with respect to any transfer of any interest in any Note (including any transfers between or among DTC Participants or owners of beneficial interests in any Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, this Indenture, and to examine the same to determine material compliance as to form with the express requirements hereof.

Section 2.8 Issuance of Definitive Notes. If (a) the Issuer or DTC notifies the Trustee in writing that DTC is unwilling or unable to continue as the depository for a Global Note, or that it ceases to be registered as a “clearing agency” under the Exchange Act and the Issuer is unable to appoint a qualified successor depository within 90 days of such notice; or (b) an Event of Default has occurred and is continuing and the Trustee has received a request from DTC to issue Definitive Notes, then the Trustee shall notify all applicable Holders, through DTC, of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners. Upon the giving of such notice and the surrender of the Global Notes by DTC, accompanied by registration instructions, the Issuer shall issue and the Trustee shall deliver Definitive Notes (which shall be in definitive, fully registered, non-global form without interest coupons) for the Global Notes. If Definitive Notes are to be issued in accordance with this Section 2.8, then the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes. Unless counsel to the Issuer determines otherwise in accordance with Applicable Law and the procedures set forth in Section 2.7(b), any such Definitive Notes shall bear the appropriate transfer-restriction legends.

Until Definitive Notes are ready for delivery, the Issuer may prepare and, upon receipt of written instructions by the Issuer, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and, upon receipt of written instructions by the Issuer, the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes. Until so exchanged, the Holders of temporary Notes shall have all of the rights and obligations under this Indenture as Holders of Definitive Notes.

Section 2.9 Persons Deemed Owners. Before due presentation of a Note for registration of transfer, the Trustee and any Authorized Agent or other agent of the Issuer or the Trustee shall treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Trustee nor any Authorized Agent or other such agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

Section 2.10 Payment of Notes. (a) On or prior to 11:00 a.m. (New York City time) on the Business Day prior to any Interest Payment Date and/or Maturity Date, the Issuer shall deposit or cause to be deposited with the Paying Agent in the Borough of Manhattan, New York City, in immediately available funds, a sum in Dollars sufficient to pay the principal of, and interest (and premium and Additional Amounts, if any) due on each Note on such Interest Payment Date and/or Maturity Date.

(b) Principal of, and interest (and premium and Additional Amounts, if any) on, the Notes shall be considered paid on the date due if the Paying Agent holds, as of 11:00 a.m. (New York City time) on or prior to the Business Day prior to the due date, money deposited by or on behalf of the Issuer in immediately available funds in Dollars and designated for and sufficient to pay all principal of, and interest (and premium and Additional Amounts, if any) on the Notes then due. The Paying Agent shall return to the Issuer upon written request therefore from the Issuer, no later than two Business Days following the date of receipt of such written request, the amount of any payment in excess of the total amount required to be paid on all of the outstanding Notes.

(c) Except as specified in Section 2.10(d), payments of all amounts that become due and payable in respect of any Note shall be made by the Paying Agent without surrender or presentation of such Note to the Paying Agent. The Paying Agent shall have no responsibility regarding notations of payment on a Note and shall be responsible only for maintaining its records in accordance with this Indenture. Absent manifest error, the records of the Paying Agent shall be controlling as to payments in respect of the Notes.

(d) Notwithstanding Section 2.10(b), payment of principal of any Note shall be made only against surrender of such Note at the Corporate Trust Office of the Trustee (or such other location as the Trustee shall notify the applicable Holder).

(e) In the case of Definitive Notes, payments to Holders shall be by electronic funds transfer in immediately available funds to an account maintained by such Holder with a bank having electronic funds transfer capability upon written application to the Trustee (received by the Trustee not later than the relevant Record Date) by a Holder holding Notes or, if not, by check sent by first-class mail to the address of such Holder appearing on the Register as of the relevant Record Date; provided, however, that the final payment in respect of any Note shall be made only as provided in Section 2.10(d). Unless such designation for payment by electronic funds transfer is revoked in writing, any such designation made by such Holder shall remain in effect with respect to any future payments to such Holder.

Section 2.11 Additional Notes. The Issuer may issue additional Notes (the “Additional Notes”) under this Indenture, from time to time after this offering, in an unlimited principal amount, without consent of Holders. Any issuance of Additional Notes is subject to all of the covenants in this Indenture, including the covenant described in Section 4.1(c). Any Additional Notes shall have the same terms and conditions as the Notes (including the benefit of the Note Guarantees) in all respects (other than the issue date, issue price and date from which interest shall accrue and, to the extent necessary, certain temporary securities law transfer restrictions) so that such Additional Notes shall be part of the same series as the Notes issued on the Issue Date and shall vote on all matters that require a vote, including waivers and amendments; provided that Additional Notes with the same securities identifiers (such as CUSIPs, ISINs and/or common codes) may be issued only if such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes or if such Additional Notes are issued without, or with less than a de minimis amount of, original issue discount for U.S. federal income tax purposes.

Section 2.12 Additional Amounts. All payments of principal, premium, if any, or interest by the Issuer in respect of the Notes or the Subsidiary Guarantors, in the case of payments pursuant to the Note Guarantees in respect of the Notes (whichever applicable, the “Applicable Payor”) shall be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, penalties, fines, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which the Issuer or, if applicable, the Subsidiary Guarantor, is then resident for tax purposes or any jurisdiction by or through which payment is made (each, a “Tax Jurisdiction”), or any political subdivision thereof or any authority therein having power to tax (“Applicable Taxes”), unless such deduction or withholding is required by law, or the official interpretation thereof or by the administration thereof.

In any such event, the Applicable Payor shall pay such additional amounts (“Additional Amounts”) in respect of Applicable Taxes as may be necessary to ensure that the amounts received by Holders of such Notes after such deduction or withholding shall equal the respective amounts that would have been receivable in respect of such Notes in the absence of such deduction or withholding, except that no such Additional Amounts shall be payable:

(i) to or on behalf of a Holder or beneficial owner of a Note that is liable for Applicable Taxes in respect of such Note by reason of having a present or former connection with the relevant Tax Jurisdiction imposing or levying the Applicable Taxes other than the mere holding or owning of such Note or the enforcement of rights with respect to such Note or the receipt of income or any payments in respect thereof;

(ii) to or on behalf of a Holder or beneficial owner of a Note in respect of Applicable Taxes that would not have been imposed but for the failure of the Holder or beneficial owner of a Note to comply with any certification, identification, information, documentation or other reporting requirement (within 30 calendar days following a written request from the Applicable Payor to the Holder for compliance) if such compliance is required by applicable law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Applicable Taxes;

(iii) to or on behalf of a Holder or beneficial owner of a Note in respect of any estate, inheritance, gift, sales, transfer, personal assets or similar tax, assessment or other governmental charge;

(iv) to or on behalf of a Holder or beneficial owner of a Note in respect of Applicable Taxes payable otherwise than by withholding from payment of principal of, premium, if any, or interest on the Notes;

(v) to or on behalf of a Holder or beneficial owner of a Note in respect of Applicable Taxes that would not have been imposed but for the fact that the Holder presented such Note for payment (where presentation is required) more than 30 days after the later of (x) the date on which such payment became due and (y) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect will be deemed to have been given to the Holders by the Trustee;

(vi) to or on behalf of a Holder or beneficial owner of a Note in respect of any tax, duty, assessment or government charge that is imposed on or with respect to a Note presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent in a Member State of the European Union;

(vii) to or on behalf of a Holder or beneficial owner of a Note in respect of any Applicable Taxes that are imposed pursuant to European Union Council Directive 2003/48/EC or any other Directive on the taxation of savings income implementing the conclusions of the ECOFIN council meeting of 26 and 27 November 2000, or any law implementing or complying with, or introduced in order to conform to, any such Directive; or

(viii) any combination of items (i) to (vii) above,

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Notes to any Holder or beneficial owner of a Note who is a fiduciary, or partnership, or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the relevant Tax Jurisdiction to be included in the income for tax purposes of a beneficiary, or settlor with respect to such fiduciary, or a member of such partnership or limited liability company or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Notes.

In addition, the Issuer shall pay and indemnify the Holders against any Peruvian value-added tax that is imposed on a payment of interest on the Notes, except to the extent that such Peruvian value-added tax would be excluded from payment of Additional Amounts pursuant to items (i) through (viii) above.

All references in this Indenture to principal, premium or interest payable hereunder shall be deemed to include references to any Additional Amounts payable with respect to such principal, premium or interest. The Applicable Payor shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of any amounts deducted or withheld promptly upon the Applicable Payor’s payment thereof, and copies of such documentation shall be made available by the Trustee to Holders upon written request to the Trustee.

The Issuer shall pay promptly when due any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of each Note or any other document or instrument referred to herein or such Note, excluding any such taxes, charges or similar levies imposed by any jurisdiction that is not a Tax Jurisdiction except those resulting from, or required to be paid in connection with, the enforcement of such Note or any other such document or instrument after the occurrence and during the continuance of any Event of Default with respect to the Note in default.

Section 2.13 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated, defaced, destroyed, lost or stolen, the Issuer shall execute and the Trustee shall, upon written direction by the Issuer, authenticate, register and deliver a new Note of like tenor (including the same date of issuance) and equal principal amount registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on such Note, in exchange and substitution for such Note (upon surrender and cancellation thereof in the case of mutilated or defaced notes) or in lieu of and in substitution for such Note. In case a Note is destroyed, lost or stolen, the applicant for a substitute Note shall furnish the Issuer and the Trustee (a) such security or indemnity as may be required by them to save each of them harmless and (b) satisfactory evidence of the destruction, loss or theft of such Note and of the ownership thereof. Upon the issuance of any substituted Note, the Trustee may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any fees and expenses (including those of the Trustee) connected therewith. With respect to mutilated, defaced, destroyed, lost or stolen definitive Notes, a Holder thereof may obtain new definitive registered Notes from the office of the Transfer Agent.

Notwithstanding any statement herein, the Issuer reserves its right to impose such transfer, certificate, exchange or other requirements, and to require such restrictive legends on Notes, as it may determine are necessary to ensure compliance with the securities laws of the United States and the states therein and any other Applicable Law.

Section 2.14 Cancellation. (a) All Notes surrendered for payment, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee by such Person and shall be promptly canceled by the Trustee. No

Note shall be authenticated in lieu of or in exchange for any Note canceled as provided in this Section except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of or held by it in accordance with its standard retention policy.

(b) Any Note(s) (or beneficial interests therein) that are acquired by the Issuer may be canceled upon the election of the Issuer to do so; provided, however, that no cancellation may be made between a Record Date and the next Interest Payment Date. In order to effect such cancellation, the Issuer shall send to the Trustee a written notice that it owns such Note(s) (or beneficial interest(s)) and wishes to have the indicated principal amount thereof cancelled (which ownership the Issuer shall evidence to the satisfaction of the Trustee). Upon receipt of any such notice and satisfactory evidence, the Issuer hereby instructs the Trustee promptly to cause such principal amount to be cancelled (including, if applicable, to notify any applicable securities depository). Upon any such cancellation, the remaining unpaid principal amount of the Notes shall be reduced to take into effect such cancellation and the calculation of interest (and other calculations under this Indenture) shall take into effect such cancellation.

Section 2.15 Registration of Transfer and Exchange of Notes. (a) The Issuer hereby initially appoints the Security Registrar as transfer agent for the Notes. The Security Registrar shall register Notes and transfers and exchanges thereof as provided herein. The Security Registrar and each transfer agent and co-security registrar, if any, appointed with respect to the Notes shall be referred to collectively as the “Transfer Agent.” The Security Registrar shall cause to be kept at the office or agency to be maintained by it in accordance with Section 8.11 a register (the “Register”) in which, subject to restrictions on transfer set forth herein, and such other reasonable regulations as it may prescribe, the Security Registrar shall provide for: (i) the registration of the Notes and (ii) the registration of transfers and exchanges of the Notes as provided herein. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Trustee.

(b) Upon surrender for registration of transfer of any Note at the Corporate Trust Office or such other office or agency maintained by the Trustee in accordance with Section 8.11, the Trustee, upon receipt of the written order of the Issuer directing the Trustee to authenticate and deliver Notes, shall authenticate and deliver, in the name of the designated transferee (and, if the transfer is for less than all of the applicable Note, the transferor), one or more new Note(s) executed by the Issuer in authorized denominations of a like aggregate principal balance and deliver such new Note(s) to the applicable Holder(s).

(c) Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Trustee (or the applicable Transfer Agent) duly executed by the applicable Holder or its attorney duly authorized in writing.

(d) No service charge shall be charged to a Holder for any registration of transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(e) All Notes surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed or retained by the Trustee in accordance with its standard retention policy.

In addition to the other provisions herein, the Issuer reserves the right to impose such transfer, certificate, exchange or other requirements, and to require such restrictive legends on a Note, as it may determine are necessary to ensure compliance with the securities laws of the United States and the states thereof and any other Applicable Law.

ARTICLE III

REDEMPTION OF NOTES

Section 3.1 Applicability of Article. Notes that are redeemable before the Maturity Date shall be redeemable in accordance with their terms and in accordance with this ARTICLE III.

Section 3.2 Election to Redeem. The election of the Issuer to redeem any Notes shall be authorized by a Board of Directors’ resolution of the Issuer and evidenced by an Officers’ Certificate. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, or pursuant to an election by the Issuer which is subject to a condition specified in the terms of such Notes or elsewhere in this Indenture, the Issuer shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 3.3 Optional Redemption.

(a) At any time prior to February 8, 2016, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes issued after the Issue Date) at a redemption price of 104.50% of the principal amount, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Public Equity Offerings of the Issuer; provided that:

(i) at least 65% of the aggregate principal amount of Notes originally issued hereunder (including any Additional Notes issued after the Issue Date) remains outstanding immediately after the occurrence of such redemption; and

(ii) the redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

(b) The Issuer may also redeem any of the Notes (including any Additional Notes issued after the Issue Date) in whole, at any time, or in part, at any time or from time to time, at its option, at a “make-whole” redemption price equal to the greater of (A) 100% of the principal amount of such Notes and (B) the sum of the present values at such redemption date of each remaining scheduled payment of principal and interest–thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points; plus, in each case, any accrued and unpaid interest and Additional Amounts, if any, on such Notes to the redemption date; provided, however, that no less than U.S.$100 million in aggregate principal amount of Notes must remain outstanding immediately following any partial redemption.

(c) On and after the redemption date, interest shall cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Issuer defaults in the payment of the redemption price and accrued interest). On or prior to 11:00 a.m. (New York City time) on the Business Day prior to any redemption date, the Issuer shall deposit with the Trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an Interest Payment Date) accrued interest to the redemption date on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Security Registrar pro rata, by lot or in accordance with DTC’s procedures.

Section 3.4 Optional Tax Redemption. The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to the date fixed by the Issuer for redemption if (1) on the next date on which any amount would be payable in respect of the Notes, the Issuer or any Subsidiary Guarantor is or would be required (i) to pay Additional Amounts with respect to the Notes (or in the case of the Subsidiary Guarantors, the Note Guarantees) in excess of the Additional Amounts that it would pay if payments in respect of the Notes (or in the case of the Subsidiary Guarantors, the Note Guarantees) were subject to deduction or withholding at a rate of 4.99% generally (excluding any value-added taxes) determined without regard to any interest, fees, penalties or other additions to tax, or (ii) to make a payment to indemnify a Holder of Notes in respect of Peruvian value-added taxes, as a result of any change in, expiration of or amendment to, the law of the relevant Tax Jurisdiction or any regulations or rulings promulgated thereunder, or any change in the official interpretation or official application of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which the relevant Tax Jurisdiction is a party, which change, expiration, amendment or treaty becomes effective on or after the later of the date of this Indenture and the date the relevant jurisdiction became a Tax Jurisdiction and (2) such requirement cannot be avoided by the Issuer taking reasonable measures; provided that for this purpose reasonable measures shall not include any change in the Issuer’s jurisdiction of organization or location of its principal executive office. For the avoidance of doubt, reasonable measures may include a change in the jurisdiction of a Paying Agent; provided that such change shall not require the Issuer to incur material additional costs or legal or regulatory burdens.

The Issuer shall not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer or any Subsidiary Guarantor would be obligated to make such payment or withholding if a payment in respect of the Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer shall deliver the Trustee an Opinion of Counsel to the effect that there has been such change, expiration, amendment or treaty which would entitle the Issuer to redeem the Notes hereunder.

Section 3.5 Selection by the Trustee of Notes to be Redeemed and Notice of Redemption.

(a) If less than all of the Notes are to be redeemed at any time, the Security Registrar shall select Notes for redemption on a pro rata basis or by lot, in accordance with applicable DTC’s procedures, unless otherwise required by law or the requirements of any exchange on which the Notes may be listed.

(b) No Notes of U.S.$100,000 or less can be redeemed in part. Notices of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Notices of redemption may not be conditional. If the Trustee or the Security Registrar, as applicable, is requested to deliver such notice or select Notes for redemption, such Trustee or Security Registrar shall receive notice of such no less than five Business Days prior to such delivery and or selection, or such shorter period as shall be acceptable to the Trustee or Security Registrar, as applicable.

(c) If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount of that Note that is to be redeemed. In the case of Definitive Notes, a new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless payment is withheld.

Section 3.6 Deposit of Redemption Price. On or prior to 11:00 a.m. (New York City time) on the Business Day prior to any redemption date, the Issuer shall deposit with the Trustee or with a Paying Agent an amount of money in immediately available funds in Dollars sufficient to pay the redemption price of the Notes.

Section 3.7 Notes Payable on Redemption Date. Notice of redemption having been given as set forth in Section 3.5, the Notes shall, on the redemption date, become due and payable at the redemption price therein specified, and from and after such date (unless the Issuer shall default in the payment of the redemption price) the Notes shall cease to bear interest. Upon surrender of any Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the redemption price, together with accrued and unpaid interest to the redemption date.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof and premium, if any, and accrued and unpaid interest thereon, as applicable, shall, until paid, bear interest from the redemption date at the rate prescribed therefor in such Note.

Section 3.8 Open Market Purchases. The Issuer or any of its Subsidiaries or Affiliates may at any time acquire Notes whether by means of a tender offer, open market purchases, negotiated transactions or otherwise, at any price in compliance with applicable securities laws. Any Note so purchased by the Issuer may be surrendered to the Trustee for cancellation.

ARTICLE IV

COVENANTS

Section 4.1 Covenants of the Issuer. The Issuer agrees that so long as any amount payable by it under this Indenture or the Notes remains unpaid, it shall, and shall cause its Restricted Subsidiaries, as applicable, to comply with the following covenants:

(a) Notice of Default; Compliance Certificate.

(i) The Issuer shall furnish to the Trustee, not later than 30 days after the Issuer obtains Actual Knowledge thereof, written notice of any Default, signed by an Authorized Officer of the Issuer, describing such Default and the steps that the Issuer proposes to take in connection therewith.

(ii) Within 120 days after the end of each fiscal year ending on December 31 of each fiscal year of the Issuer ending after the date hereof, the Issuer shall deliver to the Trustee a certificate which need not comply with Section 10.12, executed by the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer and one other Authorized Officer of the Issuer, as to such officers’ knowledge of the Issuer’s compliance with all conditions and covenants under this Indenture, such compliance to be determined (solely for the purpose of this Section 4.1(a)(ii)) without regard to any period of grace or requirement of notice under this Indenture.

(b) Listing. The Issuer shall apply to the Irish Stock Exchange for the Notes to be admitted to the Official List and to trading on the Global Exchange Market.

(c) Limitation on Incurrence of Indebtedness.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if:

(i) the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four fiscal quarters for which internal consolidated financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.5 to 1.0; and

(ii) the Consolidated Debt to EBITDA Ratio for the Issuer’s most recently ended four fiscal quarters for which internal consolidated financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been no greater than 3.5 to 1.0, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four fiscal quarters.

The first paragraph of this covenant shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) Indebtedness of the Issuer and its Restricted Subsidiaries outstanding on the Issue Date;

(2) Indebtedness represented by the Notes issued on the Issue Date and this Indenture and any Note Guarantees thereof by the Subsidiary Guarantors;

(3) Permitted Refinancing Indebtedness of the Issuer and its Restricted Subsidiaries incurred in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this Section 4.1(c) or clauses (1), (2), (3), (13) and (14) of this paragraph;

(4) intercompany Indebtedness between or among the Issuer and its Restricted Subsidiaries; provided, however, that:

(A) if the Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Subsidiary Guarantor; and

(B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4);

(5) shares of preferred stock issued by any Restricted Subsidiary of the Issuer to the Issuer or to any other Restricted Subsidiary of the Issuer; provided, however, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary; or

(B) any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary, shall be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (5);

(6) Hedging Obligations of the Issuer and its Restricted Subsidiaries in the ordinary course of business, including in respect of financing transactions permitted under this Indenture;

(7) guarantees by the Issuer and its Restricted Subsidiaries of Indebtedness of the Issuer or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.1(c) (including any Note Guarantee); provided that if the Indebtedness being guaranteed is subordinated to the Notes or the Note Guarantees, then the Guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

(8) Indebtedness in the form of performance bonds, completion guarantees and surety or appeal bonds entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of their business;

(9) Indebtedness of the Issuer and its Restricted Subsidiaries owed to any Person in connection with worker’s compensation, self-insurance, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to the Issuer or any such Restricted Subsidiary, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(10) Indebtedness of the Issuer and its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) inadvertently drawn against insufficient funds, so long as such Indebtedness is extinguished within five Business Days of incurrence;

(11) Indebtedness of the Issuer and its Restricted Subsidiaries arising from agreements of the Issuer or any of its Restricted Subsidiaries providing for adjustment of purchase price or other similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Restricted Subsidiary of the Issuer; provided, however, that, in the case of a disposition, the maximum aggregate liability in respect of such Indebtedness shall at no time exceed the gross proceeds actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(12) Indebtedness incurred by the Issuer and its Restricted Subsidiaries in respect of letters of credit (and reimbursement obligations with respect thereto) issued in the ordinary course of business, including letters of credit to procure raw materials or relating to workers’ compensation claims or self-insurance, or other Indebtedness relating to reimbursement-type obligations regarding workers’ compensation claims;

(13) Indebtedness of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary was acquired by, or merged into, the Issuer other than Indebtedness incurred (i) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Issuer or (ii) otherwise in connection with, or in contemplation of, such acquisition; provided, however, that at the time such Restricted Subsidiary is acquired by the Issuer, the Issuer would have been able to incur U.S.$1.00 of additional Indebtedness pursuant to the first paragraph of this Section 4.1(c) after giving effect to the incurrence of such Indebtedness pursuant to this clause (13), and (B) Acquired Debt of a Person consolidated or merged with the Issuer as permitted under clause (iv)(2) of Section 4.3;

(14) in addition to the items referred to in clauses (1) through (13) above, Indebtedness and Disqualified Stock of the Issuer and Indebtedness or preferred stock of Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (14) and then outstanding, shall not exceed 15% of Consolidated Total Assets at any time outstanding.

The Issuer shall not incur, and shall not permit any Subsidiary Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and such Subsidiary Guarantor’s Note Guarantee on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this Section 4.1(c), in the event that an item of proposed Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.1(c), the Issuer, in its sole discretion, shall be permitted to classify such item of Indebtedness (or any portion thereof) on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.1(c) and shall only be required to include the amount and type of such Indebtedness in one of the above clauses.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.1(c); provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Issuer as accrued.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar amount of Indebtedness denominated in a currency other than the Dollar shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred or, in the case of revolving credit Indebtedness, on the date such Indebtedness was first committed. Notwithstanding any other provision of this Section 4.1(c), the maximum amount of Indebtedness that the Issuer or any of its Restricted Subsidiaries may incur pursuant to this Section 4.1(c) shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate that is in effect on the date of such refinancing.

The amount of any Indebtedness outstanding as of any date shall be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount or liquidation preference of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person.

(d) Limitation on Liens. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) of any kind on any asset (including Capital Stock of Restricted Subsidiaries, but excluding Capital Stock of Unrestricted Subsidiaries) now owned or hereafter acquired to secure Indebtedness, unless contemporaneously with the incurrence of such Liens effective provision is made to secure the Indebtedness due under this Indenture and the Notes or, in respect of Liens on any of its Restricted Subsidiaries’ property or assets, any Note Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Obligations subordinate to the Notes and any Note Guarantees, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

(e) Limitation on Transactions with Affiliates. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an “Affiliate Transaction”), unless:

(i) the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with Person who is not an Affiliate;

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of U.S.$5.0 million, the Issuer delivers to the Trustee a resolution of the Board of Directors of the Issuer or of the relevant Restricted Subsidiary, as the case may be, set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Issuer or of the relevant Restricted Subsidiary, as the case may be; and

(iii) in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value in excess of U.S.$15.0 million, the Issuer shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view from an accounting, appraisal or investment banking firm of recognized standing;

provided that neither the Issuer nor its Restricted Subsidiaries shall be required to comply with this Section 4.1(e) while equity securities of the Issuer remain registered with the SEC and listed on the New York Stock Exchange or on the NASDAQ, directly or in the form of American Depositary Receipts.

The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

(1) any employment agreement, employee benefit plan, stock options, stock ownership plans, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Restricted Subsidiaries provided on behalf of directors, officers and employees in the ordinary course of business and approved by the Board of Directors of the Issuer and/or the relevant Subsidiary, as applicable, and payments pursuant thereto;

(2) transactions between or among the Issuer and the Restricted Subsidiaries and Guarantees issued by the Issuer or a Restricted Subsidiary for the benefit of the Issuer or a Restricted Subsidiary, as the case may be, in accordance with Section 4.1(c);

(3) payment of reasonable and customary directors’ fees of the Issuer and any Restricted Subsidiary;

(4) any issuance of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of such Person;

(5) transactions pursuant to any contract or agreement with the Issuer or any of the Restricted Subsidiaries in effect on the Issue Date, as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is not less favorable in any material respect to the Issuer and the Restricted Subsidiaries than the original agreement as in effect on the Issue Date, except for any extension of the time period thereof;

(6) any Note Guarantees; and

(7) loans or advances to employees, directors, officers or consultants (i) in the ordinary course of business or (ii) otherwise not to exceed U.S.$2.0 million in the aggregate at any one time outstanding with respect to all loans or advances made since the Issue Date.

(f) Maintenance of Priority. The Issuer shall ensure that its payment obligations with respect to the Notes shall constitute its direct, unconditional and general unsecured senior obligations and shall rank senior or pari passu (except for Indebtedness that is subordinated in right of payment to the Notes) in priority of payment and in all other respects (other than security) with respect to its future Indebtedness, except for labor, tax, social security deposits, trade obligations and certain other obligations that in the case of insolvency or bankruptcy are granted preferential treatment pursuant to the laws of Peru.

Each Subsidiary Guarantor shall ensure that its payment obligations with respect to its Note Guarantee shall constitute its direct, unconditional and general unsecured senior obligations and shall rank senior or pari passu (except for Indebtedness that is subordinated in right of payment to its Note Guarantee) in priority of payment and in all other respects (other than security) with respect to its future Indebtedness, except for labor, tax, social security deposits trade obligations and certain other obligations that in the case of insolvency or bankruptcy are granted preferential treatment pursuant to the laws of Peru.

(g) Reports. So long as any of the Notes are outstanding, the Issuer shall provide to the Trustee:

(i) as soon as available after the end of each fiscal year (and in any event, within 120 days after the close of such fiscal year) annual audited consolidated financial statements for the Issuer and its subsidiaries in English prepared in accordance with IFRS (containing a balance sheet and statements of income, retained earnings and cash flows, and notes thereto, as of the end of and for such fiscal year and the immediately preceding fiscal year with a report thereon by an internationally recognized outside firm of certified public accountants); provided that any document publicly available in English on the Issuer’s website shall be deemed to have been furnished to the Trustee and the Holders for purposes of this provision, as long as the Trustee has been notified in writing that such document has been posted on our website;

(ii) interim unaudited quarterly consolidated financial statements for the Issuer and its subsidiaries in English prepared in accordance with IFRS (containing a consolidated balance sheet and consolidated statements of income, retained earnings and cash flows, and notes thereto, as of the end of and for the interim period covered thereby and the comparable interim period in the immediately preceding fiscal year) within five Business Days after the date on which such quarterly consolidated financial statements are delivered to the SMV and, in the event the Issuer is no longer obligated to deliver such quarterly financial statements to the SMV, as soon as available (and in any event within 60 days after the close of each fiscal quarter); provided that any document publicly available in English on the Issuer’s website shall be deemed to have been furnished to the Trustee and the Holders for purposes of this provision, as long as the Trustee has been notified in writing that such document has been posted on the Issuer’s website; and

(iii) upon request by Holders or prospective holders of the Notes, information meeting the applicable requirements of Rule 144A(d)(4) of the Securities Act (which information need not be delivered to the Trustee so long as such information is provided to the Holder or prospective holders), as the case may be.

Copies of the above reports shall be made available by the Trustee to a Holder upon such Holder’s written request to the Trustee. Delivery of the above reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants in this Indenture (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).

Section 4.2 Suspension of Covenants. From and after the first date following the Issue Date, or following the most recent Reversion Date, that (i) the Notes have Investment Grade Ratings from two out of three Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries shall not be subject to the provisions of Section 4.1(c), and clause (iv) of the first paragraph of Section 4.3 (collectively, the “Suspended Covenants”);

In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the Notes have Investment Grade Ratings from fewer than two out of three Rating Agencies, then the Issuer and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants. The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

On the Reversion Date, all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period shall be classified to have been incurred or issued pursuant to the first paragraph of Section 4.1(c) or one of the clauses set forth in the second paragraph of Section 4.1(c) (to the extent such Indebtedness would be permitted to be incurred or issued thereunder as of the date of the incurrence and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date); provided that, to the extent such Indebtedness would not be so permitted to be incurred or issued pursuant to the first or second paragraph of Section 4.1(c), such Indebtedness shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (1) of the second paragraph of Section 4.1(c).

Section 4.3 Merger, Consolidation or Sale of Assets. The Issuer shall not, directly or indirectly: (A) consolidate or merge with or into another Person (whether or not the Issuer is the surviving Person); or (B) sell, lease, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(i) either: (A) the Issuer is the surviving Person; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made, is a Person organized or existing under the laws of Peru;

(ii) the Person formed by or surviving any such consolidation or merger (if other than the Issuer, the “Successor Issuer”) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to a supplemental indenture;

(iii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Issuer or any Subsidiary of the Successor Issuer as a result of such transaction as having been incurred by the Successor Issuer or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(iv) immediately after giving effect to such transaction on a pro forma basis and any related financing transactions as if the same had occurred at the beginning of the applicable four fiscal quarters, either:

(1) the Issuer or the Successor Issuer would, on the date of such transaction, be permitted to incur at least U.S.$1.00 of additional Indebtedness pursuant to both the Consolidated Debt to EBITDA Ratio and the Fixed Charge Coverage Ratio tests set forth in the first paragraph of Section 4.1(c); or

(2) (A) the Fixed Charge Coverage Ratio for the Successor Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction, and (B) the Consolidated Debt to EBITDA Ratio for the Successor Issuer and its Restricted Subsidiaries would be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(v) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture; and

(vi) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (i) of this paragraph shall apply), if any, shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes.

This Section 4.3 shall not apply to any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets from a Restricted Subsidiary to the Issuer.

For purposes of this Section 4.3, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

The Successor Issuer shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Issuer shall not be released from the obligation to pay the principal of and interest on the Notes.

Section 4.4 Repurchase of Notes upon a Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs, each Holder of the Notes shall have the right to require the Issuer to repurchase all or any part (equal to an integral multiple of U.S.$1,000 with a residual, if any, greater than U.S.$100,000) of that Holder’s Notes pursuant to an offer (the “Change of Control Offer”) made by the Issuer on the terms set forth in this Section 4.4. In the Change of Control Offer, the Issuer shall offer to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of such Notes to be repurchased plus accrued and unpaid interest on such Notes to be repurchased to the date of purchase subject to the rights of Holders of such Notes on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”).

Within 30 days following a Change of Control Repurchase Event, the Issuer shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on a date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by this Section 4.4 and described in such notice.

On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(a) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(c) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The Paying Agent shall promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control Repurchase Event shall be applicable whether or not any other provisions of this Indenture are applicable. Except as set forth above in this Section 4.4 with respect to the Change of Control Offer, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth above in this Section 4.4 applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given as described in Section 3.3, unless and until there is a default in payment of the applicable redemption price.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.4, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue of such compliance.

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.1 Events of Default and Remedies. (a) Each of the following is an “Event of Default”:

(i) default for 30 days in the payment when due of interest or Additional Amounts on any Note;

(ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on any Note, including the failure to purchase Notes of pursuant to a Change of Control Offer as required by Section 4.4;

(iii) failure by the Issuer or its Restricted Subsidiaries to comply with Section 4.3;

(iv) failure by the Issuer or any of its Restricted Subsidiaries for 45 days to comply with any agreements or covenants in this Indenture (other than as described under clauses (i), (ii) and (iii) above, which are covered by such clauses) after notice by the Trustee or the Holders of 25% or more in principal amount of the outstanding Notes;

(v) default in respect of any Indebtedness of the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), whether such Indebtedness now exists, or is created after the date of this Indenture, if that default:

(1) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness when due, in each case after the expiration of any applicable grace period (a “Payment Default”); or

(2) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates U.S.$10.0 million or more;

(vi) failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of U.S.$10.0 million (net of any amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

(vii) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any of the Issuer, a Subsidiary Guarantor, or any Person acting on behalf of the Issuer or a Subsidiary Guarantor, denies or disaffirms its obligations under its Note Guarantee; or

(viii) with respect to the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary:

(A) an involuntary case or other proceeding is commenced against the Issuer or such Significant Subsidiary with respect to it or its debts under any applicable bankruptcy, insolvency, dissolution or liquidation or other similar law now or hereafter in effect seeking the appointment of a receiver, liquidator, assignee, custodian, bankruptcy, trustee, sequestrator or similar official of the Issuer or such Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or such Significant Subsidiary and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 consecutive days;

(B) an order for relief is entered against the Issuer or such Significant Subsidiary under any applicable bankruptcy, insolvency or other similar law as now or hereafter in effect; or

(C) the Issuer or such Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or such Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or such Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors.

In the case of an Event of Default described in clause (viii) of this Section 5.1 has occurred and is continuing, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Issuer and the Trustee.

Subject to the following paragraphs, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

Subject to Section 8.1, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or premium or the principal of, the Notes.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

(b) Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Issuer or any Subsidiary Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

(c) Trustee May Enforce Claims Without Possession of Notes. To the extent permitted under Applicable Law, all rights of action (including the right to file proofs of claim) under this Indenture may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other proceeding relating thereto. Any suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining any Holders as plaintiffs or defendants. Any recovery of judgment shall be for the benefit of the Holders, subject to the provisions of this Indenture.

(d) Application of Money Collected. Any monies collected by the Trustee pursuant to this Section 5.1 or otherwise received by the Trustee, and after an Event of Default any money or other properties distributable in respect of the Issuer’s obligations under this Indenture, shall be applied (i) first, to the Trustee and the Authorized Agents in payment of all amounts due hereunder, (ii) second, to the payment of interest accrued on the Notes and any premium and Additional Amounts payable thereon, (iii) third, to the payment of the outstanding principal amount of the Notes and (iv) fourth, to the Issuer and the Subsidiary Guarantors. The Trustee may fix a record date and payment date for any payment by it to Holders pursuant to this Section 5.1.

(e) Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, any Holder shall have the right which is absolute and unconditional, to receive payment of the principal of (and premium and Additional Amounts, if any) and interest, if any, on such Note on the dates specified in the Notes as the fixed date on which the principal of such Note or any installment of interest on such Note is due and payable (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

(f) Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, and to the extent permitted under Applicable Law, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

(g) Rights and Remedies Cumulative. Except as otherwise provided with the respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Applicable Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(h) Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or acquiescence therein. Every right and remedy given by this ARTICLE V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

(i) Undertaking for Costs. All parties to this Indenture agree, and each Holder by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this clause shall not apply to any suit instituted by the Trustee, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any Note on or after the dates specified in the Notes as the fixed date on which the principal of such Note or any installment of interest on such Note is due and payable (or, in the case of redemption, on or after the redemption date).

ARTICLE VI

DISCHARGE OF THE INDENTURE; DEFEASANCE

Section 6.1 Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for herein), when:

(a) either:

(i) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(ii) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of Holders, cash in Dollars, non-callable Government Securities, or a combination of cash in Dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Subsidiary Guarantor is a party or by which the Issuer or any Subsidiary Guarantor is bound;

(c) the Issuer or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 6.2 Repayment of Monies. Following the satisfaction and discharge of this Indenture as described in Section 6.1, all investments and monies, if any, then held by the Trustee under this Indenture shall, upon written demand of the Issuer, be repaid or, as the case may be, released, assigned or transferred to the Issuer, and thereupon the Trustee shall be released from all further liability with respect to such investments and monies.

Section 6.3 Return of Monies Held by the Trustee. Any monies deposited with or paid to the Trustee for the payment of the principal (and premium or Additional Amounts, if any), interest or any other amount due with respect to any Note and not applied but remaining unclaimed for two years after the date upon which such principal (and premium or Additional Amounts, if any), interest or other amount shall have become due and payable, shall (to the extent not required to escheat to any governmental authority), upon written demand of the Issuer, be repaid by the Trustee to or for the account of the Issuer, the receipt of such repayment to be confirmed promptly in writing by or on behalf of the Issuer, and, to the extent permitted by Applicable Law, the Person claiming such payment of principal (and premium or Additional Amounts, if any), interest or any other amount shall thereafter look only to the Issuer for any related payment that it may be entitled to receive, and all liability of the Trustee with respect to such monies shall thereupon cease.

Section 6.4 Defeasance and Covenant Defeasance. The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have all of the obligations of the Issuer discharged with respect to the outstanding Notes and this Indenture and all obligations of the Issuer and the Subsidiary Guarantors discharged with respect to their Note Guarantees and this Indenture (“Legal Defeasance”) except for:

(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium on, such Notes when such payments are due from the trust referred to below;

(b) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee, the Issuer’s and the Subsidiary Guarantors’ obligations in connection therewith; and

(d) the Legal Defeasance and Covenant Defeasance provisions of this Section 6.4.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Subsidiary Guarantors released with respect to Sections 4.1, 4.2, 4.3 and 4.4 (“Covenant Defeasance”) and thereafter any omission to comply with such Sections shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, the events described under clauses (iii), (iv) and (v) of Section 5.1 shall no longer constitute an Event of Default with respect to such Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(i) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in Dollars, non-callable Government Securities, or a combination of cash in Dollars and non-callable Government Securities, in amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether Notes are being defeased to such stated date for payment or to a particular redemption date;

(ii) in the case of Legal Defeasance, the Issuer shall deliver to the Trustee an Opinion of Counsel confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii) in the case of Covenant Defeasance, the Issuer shall deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Subsidiary Guarantor is a party or by which the Issuer or any Subsidiary Guarantor is bound;

(v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(vi) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(vii) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with, such opinion to be subject to customary assumptions and exceptions.

ARTICLE VII

GUARANTEE

Section 7.1 Guarantee. Subject to the provisions of this Section 7.1, the Subsidiary Guarantors hereby fully and unconditionally guarantee, jointly and severally, to each Holder and to the Trustee the full and punctual payment (whether on an Interest Payment Date or the Maturity Date, upon redemption, purchase pursuant to an offer to purchase or acceleration or otherwise) of the principal, premium, if any, interest, Additional Amounts and all other amounts that may come due and payable under each Note and the full and punctual payment of all other amounts payable by the Issuer under this Indenture as they come due. Upon failure by the Issuer to pay punctually any such amount, each of the Subsidiary Guarantors shall, without duplication, forthwith pay the amount not so paid at the place and time and in the manner specified in this Indenture. This Note Guarantee constitutes a direct, joint and several, general and unconditional primary obligation of each Subsidiary Guarantor that shall at all times rank at least pari passu with all other present and future senior unsecured obligations of such Subsidiary Guarantor, except for labor, tax, social security deposits trade obligations and certain other obligations that in the case of insolvency or bankruptcy are granted preferential treatment pursuant to the laws of Peru.

Section 7.2 Guarantee Unconditional. To the extent permitted by Applicable Law, the obligations of the Subsidiary Guarantors hereunder are unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under this Indenture or any Note, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Indenture or any Note (other than any modification, amendment or supplement in accordance with ARTICLE IX that purports to modify, amend or supplement the obligations of any Subsidiary Guarantor).

(c) any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization, plan of arrangement or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in this Indenture or any Note;

(d) the existence of any claim, set-off or other rights which any of the Subsidiary Guarantors may have at any time against the Issuer, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions; provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e) any invalidity or unenforceability relating to or against the Issuer for any reason of this Indenture or any Note, or any provision of Applicable Law purporting to prohibit the payment by the Issuer of the principal of or interest on any Note or any other amount payable by the Issuer under this Indenture; or

(f) any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 7.2, constitute a legal or equitable discharge of or defense to any of the Subsidiary Guarantors ‘ obligations hereunder.

Section 7.3 Discharge Reinstatement. The Subsidiary Guarantors’ obligations hereunder shall remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Issuer under this Indenture have been indefeasibly paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Issuer under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, arrangement or reorganization of the Issuer or otherwise, the Subsidiary Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 7.4 Waiver by the Subsidiary Guarantors. To the extent permitted by Applicable Law, each of the Subsidiary Guarantors unconditionally and irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person. The Guarantee constitutes a Guarantee of payment and not of collection.

Section 7.5 Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuer under this ARTICLE VII, each paying Subsidiary Guarantor shall be subrogated to the rights of the payee against the Issuer with respect to such obligation; provided, however, that such Subsidiary Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and premium, if any, interest, Additional Amounts on all Notes and any other amounts due under this Indenture shall have been paid in full.

Section 7.6 Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Subsidiary Guarantors forthwith on demand by the Trustee.

Section 7.7 Execution and Delivery of Indenture. The execution by each of the Subsidiary Guarantors of this Indenture evidences the Note Guarantee of such Subsidiary Guarantor, whether or not the Person signing as an officer of such Subsidiary Guarantor still holds that office at the time of authentication of any Note. Failure by any Subsidiary Guarantor

to execute the Notation on Note relating to the Note Guarantee shall not affect the obligations of such Subsidiary Guarantor hereunder. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Indenture.

Section 7.8 Purpose of Note Guarantee. The Issuer and the Trustee hereby acknowledge that the purpose and intent of each of the Subsidiary Guarantors in executing this Indenture and providing the Note Guarantee contained herein is to give effect to the agreement of such Subsidiary Guarantor to Guarantee the payment of any such amounts due by the Issuer under the Notes and this Indenture, whether such amounts are in respect of principal, interest or any other amounts (including Additional Amounts). Therefore, each of the Subsidiary Guarantors agrees that if the Issuer shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any principal, premium, if any, interest or any other amounts (including Additional Amounts) with respect to this Indenture and the Notes, such Subsidiary Guarantor shall promptly pay the same, without any demand or notice whatsoever. The Trustee shall promptly deposit in the account designated by the Trustee to receive payments from the Issuer with respect to the Notes any funds it receives from any of the Subsidiary Guarantors under or pursuant to this Note Guarantee in respect of the Notes.

Section 7.9 Future Subsidiary Guarantors. The Issuer shall cause any Restricted Subsidiary of the Issuer (A) incurs Indebtedness or issues preferred stock in accordance with Section 4.1(c) or (B) Guarantees any Indebtedness of the Issuer or any other Restricted Subsidiary that Guarantees any Indebtedness of the Issuer or any other Restricted Subsidiary, in each case, after the Issue Date, to become a Subsidiary Guarantor and execute a supplemental indenture promptly after it incurs such Indebtedness or Guarantee or issues such preferred stock, as the case may be. In addition, the Issuer shall cause any Person that becomes a Restricted Subsidiary after the Issue Date to become a Subsidiary Guarantor pursuant to a supplemental indenture.

Section 7.10 Release of Subsidiary Guarantees. The Note Guarantees of a Subsidiary Guarantor shall be released:

(a) upon payment and satisfaction in full of all Indebtedness which required such Subsidiary Guarantor to issue a Note Guarantee in compliance with this ARTICLE VII;

(b) in connection with any liquidation or sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale or other disposition is in compliance with this Indenture;

(c) in connection with any sale or other disposition of all of the Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, that is in compliance with this Indenture;

(d) if the Issuer designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or

(e) upon legal defeasance or satisfaction and discharge of this Indenture as provided in Section 6.1 and Section 6.4.

Section 7.11 Sale of Assets, Consolidation or Merger. A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than the Issuer or another Subsidiary Guarantor, unless:

(a) immediately after giving effect to that transaction (and treating any Indebtedness that becomes an Obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary of such Person as a result of that transaction as having been incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default exists;

(b) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a Person organized or existing under the laws of the jurisdiction of incorporation of such Subsidiary Guarantor, the United States, any state of the United States or the District of Columbia and assumes all the obligations of that Subsidiary Guarantor under this Indenture and its Note Guarantee pursuant to a supplemental indenture; and

(c) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer, such supplemental indenture and corresponding release, if any, comply with this Section 7.11.

Section 7.12 Limitation on Amount of Note Guarantee. Each Subsidiary Guarantor and, by its acceptance of the Notes, each Holder hereby confirms that it is the intention of all of them that the guarantee of the Subsidiary Guarantors not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the laws of Peru, the U.S. Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its guarantee are limited to the maximum amount that would not render the Subsidiary Guarantors’ obligations subject to avoidance under applicable fraudulent conveyance provisions of the laws of Peru, the U.S. Bankruptcy Code or any comparable provision of state law.

ARTICLE VIII

THE TRUSTEE

Section 8.1 Duties of the Trustee; Certain Rights of the Trustee. (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default exists, then the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) None of the Trustee, any agent of the Trustee or any Affiliate of the Trustee shall be liable for any act or omission made in connection with this Indenture or the Notes except in the case of its own gross negligence or willful misconduct. In furtherance, and not in limitation, of the Trustee’s rights and protections hereunder, and unless otherwise specifically provided in this Indenture, the Trustee shall (subject to the terms hereof) grant such consents, make such requests and determinations and take or refrain from taking such actions as are permitted (but not expressly required) to be granted, made or taken by the Trustee, as the Required Holders shall direct in writing (in each case, subject to clause (c)). No provision of this Indenture shall be construed to relieve the Trustee from liability for its gross negligence or willful misconduct; provided, however, that:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

(ii) in the absence of gross negligence and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to (a) the truth of the statements and the correctness of the opinions expressed in and upon any statements, certificates or opinions furnished to the Trustee pursuant to this Indenture and conforming to the requirements of this Indenture, and as to (b) any standing orders of any certificate that has been provided to it and not replaced by a new certificate; and

(iii) the Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers unless it shall be conclusively determined in a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts, nor shall the Trustee be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the written direction of the Required Holders under, or believed by it to be authorized or permitted by, this Indenture, and shall not be liable for accepting, or acting upon, any decision made by the Holders in accordance herewith.

(c) (i) The Trustee may conclusively rely upon, and shall be protected in acting or refraining from acting upon, and shall not be bound to make any investigation into the facts or matters stated in, any resolution, certificate, statement, instrument, instruction, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, Guarantee or other paper or document (whether in original and/or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper Person(s). The Trustee, in its discretion, may make such further reasonable inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney during business hours upon reasonable notice at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(ii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of the Required Holders unless the Required Holders shall have furnished to (or caused to be furnished to) the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities, including attorneys’ fees and expenses, that might be incurred by the Trustee therein or thereby. Subject to such provision for indemnification, the Required Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee.

(iii) Nothing in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(iv) As a condition to the taking of or omitting to take any action by it hereunder, the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action reasonably taken or omitted by it hereunder in good faith and in reliance thereon.

(v) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer has Actual Knowledge thereof or unless written notice thereof is received by a Responsible Officer of the Trustee at its Corporate Trust Office; provided, that the Trustee shall be deemed to have notice of the failure of the Issuer to deliver funds (as long as the Trustee is acting as Paying Agent), reports or certificates to the Trustee when scheduled to be delivered to the Trustee under this Indenture. The Trustee may withhold notice to the Holders of any Default except on payment or principal of, or interest, if any, on the Notes if and so long as Trustee in good faith determines that it is in the interest of the Holders to do so.

(vi) Any request or direction of the Issuer to the Trustee shall be sufficiently evidenced by a written request or order signed in the name of the Issuer by an Authorized Officer. Any resolution adopted by the Issuer in connection with such a request or direction shall be sufficiently evidenced by a copy of such resolution certified by the secretary, assistant secretary or similar officer in the United States or, outside the United States, the official or Person who performs the functions that are normally performed by a secretary or assistant secretary in the United States (including, in the case of the Issuer, the Secretary or similar officer) of such Person to have been duly adopted and to be in full force and effect.

(vii) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on its part, conclusively rely upon an Officers’ Certificate.

(viii) Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to this ARTICLE VIII.

Section 8.2 Performance of Trustee’s Duties. (a) The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

(b) The Trustee may, in the execution and exercise of all or any of the powers, authorities and discretions vested in it by this Indenture, act by Responsible Officer(s) of the Trustee (or duly-authorized officers of its Affiliates), and the Trustee may also execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, custodians or nominees and the Trustee shall not be responsible for any willful misconduct or gross negligence on the part of any such agents, attorneys, accountants, custodians or nominees appointed with due care by the Trustee.

(c) The Trustee, any Paying Agent, Security Registrar, Transfer Agent or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar, Transfer Agent or such other agent.

(d) The Trustee shall not be required to provide, on its own behalf, any surety, bond or other kind of security in connection with the execution of any of its trusts or powers under this Indenture or the performance of its duties hereunder.

(e) The recitals contained herein, in the Notes or any offering materials, except for the Trustee’s certificate of authentication, shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Notes or any offering materials.

(f) The Trustee shall not be accountable for the use or application by any Person of any funds deposited in or withdrawn from any account, or required to be so deposited or withdrawn, other than any funds held by or on behalf of the Trustee and over which the Trustee has exclusive dominion and control. Furthermore, the Trustee shall not be accountable for the use or application of any securities or other Property or the proceeds thereof that shall be used by the Issuer or any other Person (except itself) other than in accordance with this Indenture.

(g) The Trustee shall (i) not be responsible for the payment of any interest with respect to amounts held by it and (ii) have no obligation to invest or reinvest any amounts held by it.

(h) The rights, privileges, protections, immunities and benefits provided to the Trustee hereunder (including its right to be indemnified) are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder as Paying Agent, Security Registrar and Transfer Agent and in its capacities under this Indenture and the Notes and to each of its agents, custodians and other Persons duly employed by the Trustee hereunder or thereunder and to each other Authorized Agent appointed hereunder.

(i) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(j) In no event shall the Trustee be responsible or liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(k) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(l) The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any other documents or agreements entered into in connection with the transactions contemplated hereby or thereby, by the Issuer or any other party thereto or bound thereby or to perform or observe or cause the performance or observance of any thereof. The Trustee shall not be responsible for the calculation or other determination of any amounts referred to in or contemplated by this Indenture or any other documents or agreements entered into in connection with the transactions contemplated hereby or thereby.

Section 8.3 Resignation and Removal; Appointment of Successor Trustee; Eligibility. (a) The Trustee may resign and be discharged of the trust created by this Indenture by giving at least 90 days’ written notice to the Issuer and the Holders, and such resignation shall take effect upon receipt by the Trustee of an instrument of acceptance of appointment executed by a successor trustee as provided in Section 8.4. The resigning or removed Trustee shall have no responsibility or liability for the action or inaction of any successor Trustee.

(b) The Trustee may be removed as trustee at any time, with or without cause, upon 90 days’ prior written notice by the Required Holders delivered to the Trustee and the Issuer, and (unless such notice provides otherwise) such removal shall take effect upon receipt by the Trustee of an instrument of acceptance of appointment executed by a successor trustee as provided in Section 8.4.

(c) If at any time any of the following occurs:

(i) the Trustee ceases to be eligible to act as the Trustee in accordance with clause (d) and fails to resign after written request for such resignation by the Issuer or the Required Holders; or

(ii) the Trustee becomes incapable of acting, or (in its individual capacity) shall be adjudged a bankrupt or insolvent or a receiver or liquidator of the Trustee (in its individual capacity) or of its Property shall be appointed, or any public officer takes charge or control of the Trustee (in its individual capacity) or of its Property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Issuer (so long as no Default or Event of Default with respect to any Notes exists) may remove the Trustee.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee meeting the eligibility requirements in clause (d) by notifying the Trustee in writing. Within one year after the successor Trustee takes office, the Required Holders may appoint a successor Trustee reasonably acceptable to the Issuer to replace the successor Trustee appointed by the Issuer.

(d) If at any time the Trustee shall resign, be removed or become incapable of acting as trustee hereunder, or if at any time a vacancy shall occur in the office of the Trustee for any other cause, then the Issuer may appoint a qualified successor trustee. If no such successor trustee is appointed by the Issuer within 30 days thereafter: (i) the Trustee’s delivery of notice of resignation, (ii) the Trustee’s receipt of notice of removal or (iii) the occurrence of such vacancy, then the Issuer, the Trustee or the Required Holders may request, at the expense of the Issuer, a court of competent jurisdiction to make such appointment.

Any Trustee, however appointed, shall (i) be a licensed bank or trust company having a corporate trust department (or a branch, Subsidiary or other Affiliate thereof) organized and doing business under the laws of the United States or any state thereof and authorized under such laws to exercise corporate trust powers in the United States, (ii) have a combined capital and surplus of at least U.S.$25,000,000 (or its equivalent in any other currency), and (iii) not be affiliated (as that term is defined in Rule 405 under the Securities Act) with the Issuer. If at any time the Trustee ceases to be eligible to act as trustee in accordance with this paragraph, then the Trustee shall resign immediately as Trustee as specified in clause (a) or may be removed as specified in clause (c).

Section 8.4 Acceptance of Appointment by Successor Trustee. (a) Any successor Trustee appointed as provided in Section 8.3 shall execute, acknowledge and deliver to the Holders, the Issuer and to its predecessor Trustee an instrument accepting such appointment hereunder, and, subject to Section 8.3, upon the resignation or removal of the predecessor Trustee, such appointment shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; provided, however, that the Trustee ceasing to act shall, on request of the Issuer or the successor Trustee, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all Property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 8.5. Upon written request of any such successor Trustee, the Holders and the Issuer shall execute any and all instruments in writing for fully and certainly vesting in and confirming to such successor Trustee all such rights and powers.

(b) No successor Trustee shall accept appointment as provided in this Section 8.4 unless at the time of such acceptance such successor Trustee shall be eligible to act as the Trustee under Section 8.3(d).

(c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.4, the successor trustee shall notify each Holder of such appointment by first-class mail (or overnight courier) at its last address as shall appear in the Register, and shall mail (or overnight courier) a copy of such notice to the Issuer. If the acceptance of appointment is substantially contemporaneous with the resignation of the previous Trustee, then the notice required by the preceding sentence may be combined with the notice required by Section 8.3.

Section 8.5 Trustee Fees and Expenses; Indemnity. (a) The Issuer covenants and agrees to pay reasonable fees (including fees and expenses of one counsel in each relevant jurisdiction) to each of the Trustee and each Authorized Agent from time to time, and the Trustee shall be entitled to, compensation as agreed in writing between the Issuer and the Trustee and the Issuer and such Authorized Agent, as applicable from time to time (which compensation shall not be limited by any provision of Applicable Law in regard to the compensation of a trustee of an express trust).

(b) The Issuer covenants and agrees to pay or reimburse, or cause the payment or reimbursement of, the Trustee and each predecessor Trustee and each Authorized Agent, upon its request, for all duly documented expenses, disbursements and advances reasonably incurred or made by or on behalf of it in accordance with this Indenture (including the compensation of, reasonable documented expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its own gross negligence or willful misconduct.

(c) The Issuer shall indemnify each of the Trustee and any predecessor Trustee, each Authorized Agent and their officers, employees, directors and agents for, and shall hold them harmless against, any and all loss, damage, claim, liability or expense (including fees and expenses of one counsel in each relevant jurisdiction), including taxes (other than taxes based upon, measured by or determined by the income of such Person), arising out of or in connection with this Indenture or the Notes, and the transactions contemplated thereby, including the acceptance or administration of the trust hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Issuer, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers, rights or duties hereunder or thereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(d) In addition to and without prejudice to its other rights hereunder, when the Trustee incurs expenses or renders services in connection with any Event of Default, the expenses (including the compensation of, duly documented reasonable expenses of and disbursements by its counsel) and the compensation for its services are intended to constitute expenses of administration under any applicable United States federal or state or non-U.S. bankruptcy, insolvency or other similar law.

(e) To secure the Issuer’s obligations under this Section 8.5, the Trustee may withhold or set-off any amounts due and owing to it under this Section 8.5 from any money or Property held or collected by the Trustee in its capacity as Trustee, except for such money and Property which is held in trust to pay the principal of (and premium, if any), or interest, on particular Notes.

(f) “Trustee” for purposes of this Section 8.5 shall include any predecessor Trustee; provided, however, that the gross negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

(g) The provisions of this Section 8.5 shall survive the termination of this Indenture or payment of the Notes and the resignation or removal of the Trustee and/or any Authorized Agent.

Section 8.6 Documents Furnished to the Holders. (a) Promptly following its receipt thereof, the Trustee shall, at the cost of the Issuer, in the manner provided for in Section 10.6, furnish to each applicable Holder who so requests in writing in accordance with this paragraph a copy of any material certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal or other paper or document it receives from the Issuer pursuant to this Indenture or the Notes to be furnished to the Trustee. Upon the Trustee’s receipt from any Holder of a written request containing: (i) a certificate that such Person is a Holder (together with documentary evidence of same) and (ii) an address for delivery, the Trustee shall deliver to such Holder a copy of any such certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal or other paper or document promptly after its receipt thereof.

(b) As promptly as practicable after, and in any event within 90 days after the receipt by the Trustee of notice or its Actual Knowledge of any Event of Default with respect to any Note (or an event that would be a Default with respect to any Note with the expiration of any applicable grace period, giving of notice or both), the Trustee shall, subject to Section 8.1(c)(v), mail notice of such Event of Default to all Holders of outstanding Notes as their names and addresses appear on the Register.

Section 8.7 Merger, Conversion, Consolidation and Succession. Any Person or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any Person or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including this transaction), shall be the successor of the Trustee hereunder (provided that such corporation or other entity shall be otherwise qualified and eligible hereunder) without the execution or filing of any paper or any further action on the part of any of the parties hereto. If any Notes shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 8.8 Money Held in Trust. Money held by the Trustee hereunder shall be held by it in trust for the Holders but need not be segregated from other funds, except as provided in Sections 6.1 and 6.4. The Trustee shall not have any personal liability for interest upon or investment of any such monies unless agreed to in writing.

Section 8.9 No Action Except Under Specified Documents or Instructions. The Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Issuer’s Property (excluding any Notes) except (a) in accordance with the powers granted to and the authority conferred upon the Trustee pursuant to this Indenture and the Notes and (b) in accordance with any document or instruction delivered to the Trustee pursuant hereto.

Section 8.10 Not Acting in its Individual Capacity. Except as provided in this ARTICLE VIII, in accepting the trusts hereby created, the entity acting as Trustee acts solely as Trustee hereunder and not in its individual capacity and, except as provided in this ARTICLE VIII, all Persons having any claim against the Trustee by reason of the transactions contemplated by this Indenture or any Note shall look only to the Issuer for payment or satisfaction thereof.

Section 8.11 Maintenance of Agencies. (a) The Issuer shall at all times maintain an office or agency where Notes may be presented or surrendered for registration of transfer or for exchange and for payment thereof and where notices and demands to or upon the Trustee in respect of the Notes and/or this Indenture may be served. Such offices or agencies shall be (i) initially at the Corporate Trust Office. Written notice of any change of location thereof shall be given by the Trustee to the Issuer and the Holders. In the event that no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office.

(b) The Issuer hereby initially appoints Deutsche Bank Trust Company Americas, at its Corporate Trust Office, as the Trustee hereunder and Deutsche Bank Trust Company Americas hereby accepts such appointment. The Trustee shall have the powers and authority granted to and conferred upon it in the Notes and hereby and such further powers and authority to act on behalf of the Issuer as may be mutually agreed upon by the Issuer and the Trustee, and the Trustee shall keep a copy of this Indenture available for inspection during normal business hours at its Corporate Trust Office.

(c) The Issuer hereby initially appoints DTC to act as depository with respect to the Global Notes.

(d) The Issuer hereby initially appoints the Trustee as the Security Registrar, Paying Agent and Transfer Agent for the Notes.

(e) Any Person or other entity into which any Authorized Agent (other than the Trustee, matters with respect to which are specified in Section 8.3) may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section 8.11, without the execution or filing of any document or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation or other entity.

(f) Any Authorized Agent (other than the Trustee, matters with respect to which are specified in Section 8.3(a)) may at any time resign by giving 30 days’ written notice of resignation to the Trustee and the Issuer. The Issuer may, and at the request of the Required Holders shall, at any time terminate the agency of any Authorized Agent (other than the Trustee, matters with respect to which are specified in Section 8.3) by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 8.11 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the Issuer), the Issuer shall promptly appoint one or more qualified successor Authorized Agents to perform the functions of the Authorized Agent that has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 8.11. The Issuer shall give written notice of any such appointment made by it to the Trustee; and in each case the Trustee shall mail notice of such appointment to all applicable Holders as their names and addresses appear on the Register.

Section 8.12 Co-Trustees and Separate Trustees (a) Notwithstanding any other provisions of this Indenture, at any time for the purpose of meeting any legal requirement of any jurisdiction, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable; provided, however, that, prior to an Event of Default, no co-trustee, co-trustees, separate trustee or separate trustees shall be appointed without the prior written consent of the Issuer, which consent shall not to be unreasonably withheld. Each co-trustee or separate trustee hereunder shall be required to have a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least U.S.$25,000,000 and the Trustee shall, at the expense of the Issuer, provide prompt notice to Holders of the appointment of any co-trustee or separate trustee.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of the collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) neither the Trustee nor any co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of any other trustee, co-trustee or separate trustee hereunder; and

(iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this indenture and the conditions of this ARTICLE VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the right to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1 With Consent of the Holders. (a) Except as provided in Section 9.1(b) and Section 9.2, this Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

(b) Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

(iii) reduce the rate of or change the time for payment of interest, including default interest, on any Notes;

(iv) waive a Default or Event of Default in the payment of principal of, or interest or premium on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the Payment Default that resulted from such acceleration);

(v) make any Notes payable in a place of payment or in currency other than that stated in the Notes;

(vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium on, or redemption price with respect to, the Notes; or

(vii) release any Subsidiary Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture.

Section 9.2 Without Consent of the Holders. Without the consent of any Holder, the Issuer, the Trustee and, if applicable, the Subsidiary Guarantors may amend or supplement this Indenture, the Notes or any Note Guarantees:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of Definitive Notes;

(c) to provide for the assumption of the Issuer or a Subsidiary Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Subsidiary Guarantor’s assets, as applicable;

(d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(e) to conform the text of this Indenture, the Note Guarantees, or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in such “Description of the Notes” section was intended by the Issuer and the initial purchasers to be a verbatim recitation of a provision of this Indenture, the Note Guarantees or the Notes as represented by the Issuer to the Trustee in an Officers’ Certificate;

(f) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture; or

(g) to allow any Subsidiary Guarantor to execute a supplemental Indenture with respect to a Note Guarantee and/or a Note Guarantee with respect to the Notes.

Section 9.3 Effect of Indenture Supplements. (a) Upon the effectiveness of any amendment, supplement or waiver in accordance with this ARTICLE IX, this Indenture, previous indenture supplements, if any, and the Notes and/or Note Guarantees affected thereby shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Holders affected thereby, the Issuer and the Subsidiary Guarantors shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications, amendments and waivers.

(b) After an amendment, supplement or waiver becomes effective, it shall bind every Holder; provided that in the case of an amendment or waiver of the type described in Section 9.1(b), such amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same indebtedness as the Notes of the consenting Holder.

(c) The Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise and the Issuer shall notify the Holders of any amendment or supplemental indenture entered into hereunder.

Section 9.4 Documents to be Given to the Trustee. Before the execution thereof, the Trustee shall receive the documents required by Section 10.11.

Section 9.5 Notation on or Exchange of Notes. In case of Definitive Notes, if an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver such Note to the Trustee. At the Issuer’s expense the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee upon written direction of the Issuer shall authenticate a new Note that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

Section 9.6 Meetings of Holders. (a) The Trustee or the Issuer shall, upon the request of Holders holding not less than 25% in aggregate principal amount of the outstanding Notes, or the Issuer or the Trustee may, at its respective discretion, call a meeting of Holders at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by such Holders to be held at such time and at such place as the Trustee shall reasonably determine. Notice of every meeting of the Holders, prepared by the Issuer, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, at the expense of the Issuer, by the Issuer or the Trustee to each applicable Holder not less than 10 nor more than 60 days before the date fixed for the meeting. In case at any time the Issuer or Holders holding at least 25% of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders for any purpose, by written request setting forth in reasonable detail the action proposed to be taken at such meeting, the Trustee may call such a meeting for such purposes by giving notice thereof.

(b) To be entitled to vote at any meeting of Holders, a Person shall be a Holder or a Person duly appointed by an instrument in writing as proxy for a Holder. The quorum at any meeting of Holders called to adopt a resolution shall be Holders holding more than 50% in aggregate principal amount of the outstanding Notes. Any instrument given by or on behalf of any Holder in connection with any consent to any modification, amendment or waiver shall be irrevocable once given and shall be conclusive and binding on all subsequent Holders of such Note. Any action taken at a duly called and held meeting of any Holders shall be conclusive and binding on all Holders, whether or not they gave consent or were present at the meeting. The Trustee may make such reasonable and customary regulations as it shall deem advisable for any meeting of Holders with respect to proof of the appointment of proxies, the record date for determining the registered Holders entitled to vote (which date shall be specified in the notice of meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of such meeting, the conduct of votes, the submission and examination of proxies, certificates and other evidence of the right to vote and such other matters concerning the conduct of the meeting as it shall deem appropriate. A record of the proceedings of each meeting of Holders shall be prepared by the party calling the meeting and a copy thereof shall be delivered to the Issuer and the Trustee.

Section 9.7 Voting by the Issuer and Any Affiliates Thereof. Notwithstanding anything herein to the contrary, should any Notes (or beneficial interests therein) be owned by the Issuer or any Affiliate thereof, any vote to be taken by Holders (including any vote resulting from the occurrence of an Event of Default) shall exclude from such voting the vote relating to (and principal amount of) the outstanding Notes (or beneficial interests therein) of any such Person.

ARTICLE X

MISCELLANEOUS

Section 10.1 Payments; Currency Indemnity. (a) Except to the extent otherwise stated herein, each payment to be made hereunder or on any Note shall be made on the required payment date in Dollars and in immediately available funds at the office of the Trustee specified in Section 10.6 or to such other office or account as may be specified by any party in a notice to the applicable sender of such payment.

(b) Except to the extent otherwise stated, Dollars are the sole currency of payment for all sums payable under or in connection with this Indenture or any Note, including with respect to indemnities. Any amount received or recovered in a currency other than Dollars (whether as a result of, or of the enforcement of, a judgment, decree or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) in respect of any sum expressed to be due on the Notes and under this Indenture shall only constitute a discharge of such obligation to the extent of the amount of Dollars that the payee of such amounts due is able to purchase in accordance with normal banking or other normal currency exchange procedures with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If such amount of Dollars is more than the amount expressed to be due on the Notes or under this Indenture, if applicable, then the payee shall reimburse such excess to the payor. If such amount of Dollars is less than the amount expressed to be due on the Notes or under this Indenture, if applicable, then the payor shall indemnify the payee of such amounts against any loss sustained by it as a result. In any event, the payor shall indemnify the payee of such amounts against the cost of making any such purchase. For the purposes of this Section 10.1(b), in the event the payee finds it impracticable to make a purchase on the date it receives the payment in a currency other than in Dollars, it shall be sufficient for the payee of such amounts to certify in a reasonable manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of Dollars been made with the amount so received in such other currency on the date of receipt or recovery. These indemnities constitute a separate and independent obligation from the other obligations hereunder, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such payee and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any amount due hereunder or under any Note.

Section 10.2 [Reserved].

Section 10.3 Governing Law. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 10.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Person, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by Applicable Law.

Section 10.5 Severability. Any provision of this Indenture or any Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.6 Notices. (a) All notices, instructions, directions, requests and demands delivered in connection herewith shall be in English and shall be in writing (including by fax, pdf or email) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when received (including by courier), addressed as follows in the case of the Trustee and the Issuer:

If to the Trustee:	DEUTSCHE BANK TRUST COMPANY AMERICAS
Trust and Agency Services
60 Wall Street, 27th Floor
Mail Stop: NYC60-2710
New York, New York 10005
USA

Fax:	(732) 578-4635
Attention:	Corporate Team, Cementos Pacasmayo S.A.A.

With a copy to:	DEUTSCHE BANK NATIONAL TRUST COMPANY
for Deutsche Bank Trust Company Americas
Trust and Agency Services
100 Plaza One – 6th Floor
MSJCY03-0699
Jersey City, NJ 07311-3901
USA

Fax:	(732) 578-4635
Attention:	Corporate Team, Cementos Pacasmayo S.A.A.

If to the Issuer and/or the Subsidiary
Guarantors:	CEMENTOS PACASMAYO S.A.A.
Calle La Colonia 150
Urbanización El Vivero Surco
Lima, Peru

Fax:	+51-1-437-5715
Attention:	General Counsel

(b) The Issuer and the Trustee, by notice, may designate additional or different addresses for subsequent notices or communications.

(c) Any notice or communication to a Holder shall be deemed to have been duly given upon the mailing of such notice by first-class mail to such Holder at its registered address as recorded in the Register not later than the latest date, and not earlier than the earliest date, prescribed in this Indenture for the giving of such notice. In the case of Global Notes, notices shall be sent to DTC or its nominees (or any successors), as the Holders thereof, and DTC will communicate such notices to the DTC Participants in accordance with its standard procedures. Any requirement of notice hereunder may be waived by the Person entitled to such notice before or after such notice is required to be given, and such waivers shall be filed with the Trustee.

(d) If the Issuer gives a notice or communication to any Holder, it shall give a copy to the Trustee in advance of sending the notice to the Holder.

(e) The Trustee shall promptly furnish the Issuer with a copy of any demand, notice or written communication received by the Trustee hereunder from any Holder.

(f) The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by Persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Issuer. The Trustee shall have no duty or obligation to verify or confirm that the Person who sent such instructions or directions is, in fact, a Person authorized to give instructions or directions on behalf of the Issuer; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer as a result of such reliance upon or compliance with such instructions or directions. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 10.7 Counterparts. This Indenture may be executed on any number of separate counterparts (including by fax or electronic delivery), and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

Section 10.8 Entire Agreement. This Indenture, including the documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter contained herein, and there are no promises, undertakings, representations or warranties by the parties hereto relative to the subject matter hereof not expressly specified or referred to herein.

Section 10.9 Waiver of Jury Trial. THE PARTIES HERETO (BUT FOR THE AVOIDANCE OF DOUBT SUCH WAIVER SHALL NOT AFFECT THE RIGHTS OF ANY HOLDER) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE OR THE NOTES AND FOR ANY COUNTERCLAIM RELATING THERETO. EACH PARTY (BUT FOR THE AVOIDANCE OF DOUBT SUCH WAIVER SHALL NOT AFFECT THE RIGHTS OF ANY HOLDER) ACKNOWLEDGES THAT THE OTHER PARTIES HERETO ARE ENTERING INTO THIS INDENTURE IN RELIANCE UPON SUCH WAIVER.

Section 10.10 Submission to Jurisdiction; Waivers. (a) Each party to this Indenture or the Notes hereby irrevocably and unconditionally submits to the jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in the City of New York and (ii) the courts of its own corporate domicile, in each case with all applicable courts of appeal therefrom, with respect to actions brought against it as a defendant, for purposes of all legal proceedings arising out of or relating to this Indenture or the Notes or the transactions contemplated hereby or thereby; provided that nothing herein shall be deemed to limit the ability of any party to this Indenture or the Notes to bring suit in any other permissible jurisdiction. The Issuer and each of the Subsidiary Guarantors hereby irrevocably waive, to the fullest extent permitted by Applicable Law, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and any objection based on place of residence or domicile.

(b) The Issuer and each of the Subsidiary Guarantors irrevocably appoints National Corporate Research, Ltd., 10 E. 40th Street, 10th floor, New York, New York 10016, as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in the U.S. federal and New York state courts in the Borough of Manhattan in the City of New York in connection with this Indenture or the Notes. The Issuer and each of the Subsidiary Guarantors agrees that service of process in respect of it upon such agent, together with written notice of such service sent to it in the manner provided for in Section 10.6, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. The Issuer and each of the Subsidiary Guarantors agrees that the failure of such agent to give notice to it of any such service of process shall not impair or affect the validity of such service or any judgment rendered in any action, suit or proceeding based thereon. If for any reason such agent shall cease to be available to act as such (including by reason of the failure of such agent to maintain an office in New York City), the Issuer and each of the Subsidiary Guarantors agrees promptly to designate a new agent in New York City, on the terms and for the purposes of this Section 10.10. Nothing herein shall in any way be deemed to limit the ability of the Trustee to serve any such legal process in any other manner permitted by Applicable Law or to obtain jurisdiction over the Issuer or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by Applicable Law.

(c) The Issuer and each of the Subsidiary Guarantors shall waive any immunity (including sovereign immunity), to the fullest extent permitted by Applicable Law, from suit, action, proceeding or jurisdiction to which it might otherwise be entitled in any such suit, action or proceeding in any U.S. federal or New York State court in the Borough of Manhattan, New York City or in any competent court in Peru.

Section 10.11 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer will furnish to the Trustee:

(a) an Officers’ Certificate (which shall include the statements set forth in Section 10.12) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel (which shall include the statements set forth in Section 10.12) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided, however, that no such Opinion of Counsel shall be delivered with respect to the authentication and delivery of any Notes on the Issue Date.

Section 10.12 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture will include (other than the certificate set forth in Section 4.1(a)):

(a) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions in this Indenture relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 10.13 Headings and Table of Contents. Section headings and the table of contents in this Indenture have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

Section 10.14 Use of English Language. All certificates, reports, notices, instructions, and other documents and communications given or delivered pursuant to this Indenture shall be in the English language or accompanied by an English translation thereof.

Section 10.15 No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator, stockholder, member or partner of the Issuer or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes, this Indenture, or the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under United States federal securities laws.

Section 10.16 USA Patriot Act. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA Patriot Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Indenture agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA Patriot Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 10.17 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Indenture to be duly executed as of the date first above written.

CEMENTOS PACASMAYO S.A.A.,
as Issuer

By:	/s/ Humberto Nadal del Carpio
Name:	Humberto Nadal del Carpio
Title:	Chief Executive Officer

By:	/s/ Manuel Ferreyros Peña
Name:	Manuel Ferreyros Peña
Title:	Chief Financial Officer

CEMENTOS SELVA S.A., as Subsidiary Guarantor

By:	/s/ Humberto Nadal del Carpio
Name:	Humberto Nadal del Carpio
Title:	Attorney-in-Fact

By:	/s/ Manuel Ferreyros Peña
Name:	Manuel Ferreyros Peña
Title:	Attorney-in-Fact

DISTRIBUIDORA NORTE PACASMAYO S.R.L., as Subsidiary Guarantor

By:	/s/ Humberto Nadal del Carpio
Name:	Humberto Nadal del Carpio
Title:	Attorney-in-Fact

By:	/s/ Manuel Ferreyros Peña
Name:	Manuel Ferreyros Peña
Title:	Attorney-in-Fact

[Signature Page to Indenture]

EMPRESA DE TRANSMISION GUADALUPE S.A.C.,
as Subsidiary Guarantor

By:	/s/ Humberto Nadal del Carpio
Name:	Humberto Nadal del Carpio
Title:	Attorney-in-Fact

By:	/s/ Manuel Ferreyros Peña
Name:	Manuel Ferreyros Peña
Title:	Attorney-in-Fact

DINOSELVA IQUITOS S.A.C., as Subsidiary Guarantor

By:	/s/ Humberto Nadal del Carpio
Name:	Humberto Nadal del Carpio
Title:	Attorney-in-Fact

By:	/s/ Manuel Ferreyros Peña
Name:	Manuel Ferreyros Peña
Title:	Attorney-in-Fact

[Signature Page to Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, Security Registrar, Paying Agent and Transfer Agent

By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Annie Jaghatspanyan
Name:	Annie Jaghatspanyan
Title:	Vice President

By:	/s/ Wanda Camacho
Name:	Wanda Camacho
Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

to Indenture

[FORM OF FACE OF NOTE]

CEMENTOS PACASMAYO S.A.A.

[RESTRICTED GLOBAL NOTE]

[REGULATION S GLOBAL NOTE]

[DEFINITIVE NOTE]

4.50% Senior Notes due 2023

[Global Notes Legend]1

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. (OR SUCH OTHER ENTITY), HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

[1]	This Global Notes Legend should be included only if the Note is to be held by DTC in global form.

[Form of Global Notes]

[Restricted Securities Legend]

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) THE ISSUER OR ANY OF ITS SUBSIDIARIES, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THE FOREGOING LEGEND SHALL ONLY BE REMOVED AT THE OPTION OF THE ISSUER.

[Regulation S Legend]

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THE NOTES.

[Form of Global Notes]

CEMENTOS PACASMAYO S.A.A.

4.50% Senior Notes due 2023

No. [    ]

Principal Amount U.S.$[        ], as revised by the Schedule of Increases and Decreases attached hereto

CUSIP:	[	][2]
ISIN:	[	][3]
Common Code:	[	][4]

CEMENTOS PACASMAYO S.A.A. (the “Issuer”), a corporation (sociedad anónima abierta) organized under the laws of the Republic of Peru, promises to pay to CEDE & CO. or registered assigns, the principal amount of Notes payable on February 8, 2023.

INTEREST PAYMENT DATES:	February 8 and August 8 of each year, commencing on August 8, 2013.

RECORD DATES:	January 24 and July 24 of each year.

Additional provisions of this Note are set forth on the reverse hereof.

[Signature Page Follows]

[2]	Restricted Global Note CUSIP: 15126Q AA7; Regulation S Global Note CUSIP: P2194P AA7.
[3]	Restricted Global Note ISIN: US15126QAA76; Regulation S Global Note ISIN: USP2194PAA77.
[4]	Restricted Global Note Common Code: 086529742; Regulation S Global Note Common Code: 086529718.

[Form of Global Notes]

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

CEMENTOS PACASMAYO S.A.A.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Notes referred to in the within-mentioned

Indenture

Dated: February 8, 2013

Deutsche Bank Trust Company Americas, as Trustee

By:
Authorized Signatory

[Form of Global Notes]

[FORM OF] REVERSE OF NOTE

4.50% Senior Notes due 2023

Interest

CEMENTOS PACASMAYO S.A.A., a corporation (sociedad anónima abierta) organized under the laws of the Republic of Peru (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate per annum shown above.

Each Note and Additional Note shall bear interest at a rate of 4.50% per annum from the issue date of such Note or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable semi-annually in arrears on each Interest Payment Date commencing on August 8, 2013 until the principal thereof is paid or duly provided for. Interest on the Notes shall accrue and be payable in Dollars and shall be computed on the basis of a 360-day year of twelve 30-day months, and shall be payable to the Holders of record on the Record Date immediately preceding the related interest Payment Date.

Method of Payment

On the Business Day prior to any Payment Date and/or Maturity Date, the Issuer will deposit or cause to be deposited with the Paying Agent in the Borough of Manhattan, New York City, in immediately available funds, a sum in Dollars sufficient to pay interest (and premium and Additional Amounts, if any) due on each Note on such Interest Payment Date and/or the principal due on each Note on the Maturity Date. The Issuer shall pay the Holders defaulted interest in any lawful manner on a special record date. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 10 days before the special record date, the Issuer shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such defaulted interest to be paid. In addition, the Issuer shall pay to the Holder of this Note such premium and Additional Amounts as may become payable under Section 2.12, Section 3.3 and Section 3.4 of the Indenture.

Trustee, Security Registrar, Paying Agent and Transfer Agent

Initially, Deutsche Bank Trust Company Americas (the “Trustee”), shall act as Trustee, Security Registrar, Paying Agent and Transfer Agent. The Issuer may change the Paying Agent or Security Registrar without prior notice to the Holders of the Notes; provided that while Notes are outstanding, the Issuer shall maintain a Paying Agent and Security Registrar in the Borough of Manhattan, New York City, State of New York.

Indenture

The Issuer issued the Notes under an Indenture, dated as of February 8, 2013 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Subsidiary Guarantors and Deutsche Bank Trust Company Americas, as Trustee, Security Registrar, Paying Agent and Transfer Agent. The Indenture imposes certain limitations on the Issuer and its Restricted Subsidiaries. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. The Notes are senior unsecured obligations of the Issuer. The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture is unlimited. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. This Note is one of the Notes referred to in the Indenture.

Optional Redemption

The Issuer may redeem any of the Notes (including any Additional Notes issued after the Issue Date) in whole or in part, at any time or from time to time, at its option, at a “make-whole” redemption price equal to the greater of (A) 100% of the principal amount of such Notes and (B) the sum of the present values at such redemption date of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points; plus, in each case, any accrued and unpaid interest and Additional Amounts, if any, on such Notes to the redemption date; provided, however, that no less than U.S.$100 million in aggregate principal amount of Notes must remain outstanding immediately following any partial redemption.

On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Issuer defaults in the payment of the redemption price and accrued interest). On or prior to 11:00 a.m. (New York City time) on the Business Day prior to any redemption date, the Issuer shall deposit with the Trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an Interest Payment Date) accrued interest to the redemption date on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Security Registrar pro rata, by lot or in accordance with DTC’s procedures.

Optional Redemption Upon Public Equity Offerings

At any time prior to February 8, 2016, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes issued after the Issue Date) at a redemption price of 104.50% of the principal amount, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Public Equity Offerings of the Issuer; provided that:

(1) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (including any Additional Notes issued after the Issue Date) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

Optional Tax Redemption

The Issuer may redeem the Notes, in whole but not in part, at its discretion at any time at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to the date fixed by the Issuer for redemption if (1) on the next date on which any amount would be payable in respect of the Notes, the Issuer or any Subsidiary Guarantor is or would be required (i) to pay Additional Amounts with respect to the Notes (or in the case of the Subsidiary Guarantors, the Note Guarantees) in excess of the Additional Amounts that it would pay if payments in respect of the Notes (or in the case of the Subsidiary Guarantors, the Note Guarantees) were subject to deduction or withholding at a rate of 4.99% generally (excluding any value-added taxes) determined without regard to any interest, fees, penalties or other additions to tax, or (ii) to make a payment to indemnify a Holder of Notes in respect of Peruvian value-added taxes, as a result of any change in, expiration of or amendment to, the law of the relevant Tax Jurisdiction or any regulations or rulings promulgated thereunder, or any change in the official interpretation or official application of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which the relevant Tax Jurisdiction is a party, which change, expiration, amendment or treaty becomes effective on or after the later of the date of the Indenture and the date the relevant jurisdiction became a Tax Jurisdiction and (2) such requirement cannot be avoided by the Issuer taking reasonable measures; provided that for this purpose reasonable measures shall not include any change in the Issuer’s jurisdiction of organization or location of its principal executive office. For the avoidance of doubt, reasonable measures may include a change in the jurisdiction of a Paying Agent; provided that such change shall not require the Issuer to incur material additional costs or legal or regulatory burdens.

The Issuer shall not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer or any Subsidiary Guarantor would be obligated to make such payment or withholding if a payment in respect of the Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Issuer shall deliver the Trustee an Opinion of Counsel to the effect that there has been such change, expiration, amendment or treaty which would entitle the Issuer to redeem the Notes hereunder.

Denominations; Transfer; Exchange

Notes originally offered and sold to QIBs in reliance on Rule 144A initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the “Restricted Global Notes”). Notes originally offered and sold outside the United States in reliance on Regulation S initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the “Regulation S Global Notes” and, together with the Restricted Global Notes, the “Global Notes”). No service charge shall be made for any registration of transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith. The Notes (or beneficial interests therein) may not be transferred unless the principal amount so transferred is in an authorized denomination. The Notes shall be issued in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof.

Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

Unclaimed Money

Any monies deposited with or paid to the Trustee for the payment of the principal, premium or Additional Amounts, if any, interest or any other amount due with respect to any Note and not applied but remaining unclaimed for two years after the date upon which such principal, premium or Additional Amounts, if any, interest or other amount shall have become due and payable, shall (to the extent not required to escheat to any governmental authority), upon written demand of the Issuer, be repaid by the Trustee to or for the account of the Issuer, the receipt of such repayment to be confirmed promptly in writing by or on behalf of the Issuer, and, to the extent permitted by Applicable Law, the Person claiming such payment of principal, premium or Additional Amounts, if any, interest or any other amount shall thereafter look only to the Issuer for any related payment that it may be entitled to receive, and all liability of the Trustee with respect to such monies shall thereupon cease.

Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate certain of its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or Government Securities for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer, the Trustee and, if applicable, the Subsidiary Guarantors may, among other amendments set forth in the Indenture, amend the Indenture to cure any ambiguity, defect or inconsistency, or to provide for uncertificated Notes in addition to or in place of Definitive Notes, or to provide for the assumption of the Issuer or a Subsidiary Guarantors’ obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Subsidiary Guarantor’s assets, as applicable, or to provide additional rights or benefits to the Holders of Notes or to make any change that does not adversely affect the rights of any Holder.

Defaults and Remedies

In the case of an Event of Default arising and continuing from certain events of bankruptcy or insolvency, with respect to the Issuer, any Restricted Subsidiary of the Issuer that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Issuer has caused CUSIP, ISIN and/or other similar numbers to be printed on the Notes and has directed the Trustee to use such numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the state of New York.

Additional Amounts

The Issuer shall pay to the Holders such Additional Amounts as may become payable under Section 2.12 of the Indenture.

Conversion of Currency

Dollars are the sole currency of payment for all sums payable by the Issuer under or in connection with the Notes or the Indenture, including damages. The Issuer has agreed that the provisions of Section 10.1 of the Indenture shall apply to conversion of currency in the case of the Notes and the Indenture. Among other things, Section 10.1 of the Indenture specifies that any amount received or recovered in a currency other than Dollars (whether as a result of, or of the enforcement of, a judgment, decree or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) in respect of any sum expressed to be due on the Notes and under the Indenture shall only constitute a discharge of such obligation to the extent of the amount of Dollars that the payee of such amounts due is able to purchase, in accordance with normal banking or other normal currency exchange procedures, with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If such amount of Dollars is more than the amount expressed to be due on the Notes or under the Indenture, if applicable, then the payee shall reimburse such excess to the payor. If such amount of Dollars is less than the amount expressed to be due on the Notes or under the Indenture, then the payor shall indemnify the payee of such amounts against any loss sustained by it as a result.

Agent for Service; Submission to Jurisdiction; Waiver of Immunities

The Issuer has irrevocably appointed National Corporate Research, Ltd., 10 E. 40th Street, 10th floor, New York, New York 10016, United States, as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in the U.S. federal and New York state courts in the Borough of Manhattan in the City of New York.

The Issuer and each of the Subsidiary Guarantors shall waive any immunity (including sovereign immunity), to the fullest extent permitted by Applicable Law, from suit, action, proceeding or jurisdiction to which it might otherwise be entitled in any such suit, action or proceeding in any U.S. federal or New York State court in the Borough of Manhattan, New York City or in any competent court in Peru.

The Issuer shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type.

Requests may be made to:

CEMENTOS PACASMAYO S.A.A.

Calle La Colonia 150

Urbanización El Vivero Surco

Lima, Peru

Telephone: +51-1-317-6000 ext. 2029

Fax: +51-1-437-5715

NOTATION ON NOTE RELATING TO NOTE GUARANTEE

For value received, the undersigned hereby unconditionally guarantee as principal obligors and not merely as a surety, to the Holder of this Note, the cash payments in Dollars of principal, premium, if any, and interest on this Note (including premium and Additional Amounts payable thereon, if any) in the amounts and at the times when due, together with interest on the overdue principal, premium, if any, and interest, if any, on this Note, if lawful, and the payment or performance of all other obligations of the Issuer under the Indenture (the “Indenture”), dated as of February 8, 2013, among the Issuer, the Subsidiary Guarantors and Deutsche Bank Trust Company Americas as Trustee, Security Registrar, Paying Agent and Transfer Agent, or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and conditions of this Note and the Indenture. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

The obligations of the undersigned to the Holders and to the Trustee are expressly set forth in Article VII of the Indenture and reference is hereby made to the Indenture for the precise terms thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this endorsement with respect to the 4.50% Senior Notes due 2023 of Cementos Pacasmayo S.A.A. to be duly executed.

Dated: February 8, 2013

CEMENTOS SELVA S.A.,
as Subsidiary Guarantor

By:
Name:
Title:

DISTRIBUIDORA NORTE PACASMAYO S.R.L.,
as Subsidiary Guarantor

By:
Name:
Title:

EMPRESA DE TRANSMISION GUADALUPE S.A.C.,
as Subsidiary Guarantor

By:
Name:
Title:

DINOSELVA IQUITOS S.A.C.,
as Subsidiary Guarantor

By:
Name:
Title:

[FORM OF] ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                               to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Your Name:
(Print your name exactly as it appears on the face of this Note)

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

[FORM OF] OPTION OF HOLDERS TO ELECT PURCHASE

If you elect to have this Note purchased by the Issuer pursuant to Section 4.4 of the Indenture, check the box below:

☐

If you elect to have only part of this Note purchased by the Issuer pursuant to Section 4.4 of the Indenture, state the amount (in minimum denominations of U.S.$100,000 or integral multiples of U.S.$1,000 in excess thereof) you elect to have purchased; provided that no purchase in part shall reduce the outstanding principal amount of maturity of the Notes held by you to below U.S.$100,000: U.S.$

Dated:	Your Name:
(Print your name exactly as it appears on the face of this Note)

Your Signature:
(Sign exactly as your name appears on this Note)

Social Security or Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is U.S.$[        ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

EXHIBIT B

to Indenture

[FORM OF] CERTIFICATE FOR

EXCHANGE OR TRANSFER OF RESTRICTED GLOBAL NOTE5

Deutsche Bank Trust Company Americas, as Trustee

60 Wall Street

MS-NYC 60-2170

New York, New York 10005

Attention: Corporates Team – Cementos Pacasmayo S.A.A.

and

DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

Attention: Transfer

Re:	CEMENTOS PACASMAYO S.A.A.
4.50% Senior Notes due 2023 (the “Notes”)

Reference is hereby made to the Indenture dated as of February 8, 2013 (as amended, supplemented or otherwise modified from time to time, the “Indenture”) among CEMENTOS PACASMAYO S.A.A., a corporation (sociedad anónima abierta) organized under the laws of the Republic of Peru (the “Issuer”), the Subsidiary Guarantors named therein and Deutsche Bank Trust Company Americas, a corporation organized under the laws of the State of New York authorized to conduct a banking business, as trustee (the “Trustee”), security registrar, paying agent and transfer agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$[        ] of the Notes that are held as a beneficial interest in the Restricted Global Note (CUSIP No. 15126Q AA7) with DTC in the name of [NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in the Regulation S Global Note (ISIN No.: USP2194PAA77) to be held with [NAME OF PARTICIPANT] through DTC. If this is a partial transfer, a minimum amount of U.S.$100,000 or any integral multiple of U.S.$1,000 in excess thereof of the Restricted Global Note (or beneficial interests therein) will remain outstanding in the name of the Transferor.

[5]	This certification is to be made upon transfers or exchanges under Regulation S of interests in the Restricted Note pursuant to Section 2.6(b) of the Indenture.

B-1

In connection with such request, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and (a) with respect to transfers made in reliance upon Regulation S under the Securities Act, the Transferor does hereby certify that:

(i) the offer of the Notes (or beneficial interests therein) to be exchanged or transferred was not made to a Person in the United States,

(ii) either: (A) at the time the buy order was originated the transferee was outside the United States or the Transferor and any Person acting on the Transferor’s behalf reasonably believed that the transferee was outside the United States or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on behalf of the Transferor knows that the transaction was pre arranged with a buyer in the United States,

(iii) no directed selling efforts have been made in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable,

(iv) the transaction meets any other applicable requirements of Rule 903 or Rule 904 of Regulation S and

(v) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

and (b) with respect to transfers made in reliance upon Rule 144A under the Securities Act, the Transferor hereby certifies that the Notes are being transferred in a transaction permitted by Rule 144A under the Securities Act.

This certificate and the statements contained herein are made for your benefit and for the benefit of the Issuer and the Trustee.

[Insert name of Transferor]

By:
Name:
Title:

Dated:

cc:

CEMENTOS PACASMAYO S.A.A.

B-2

EXHIBIT C

to Indenture

[FORM OF] CERTIFICATE FOR

EXCHANGE OR TRANSFER OF REGULATION S GLOBAL NOTE6

Deutsche Bank Trust Company Americas, as Trustee

60 Wall Street

MS-NYC 60-2170

New York, New York 10005

Attention: Corporates Team – Cementos Pacasmayo S.A.A.

and

DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

Attention: Transfer

Re:	CEMENTOS PACASMAYO S.A.A.
4.50% Senior Notes due 2023 (the “Notes”)

Reference is hereby made to the Indenture dated as of February 8, 2013 (as amended, supplemented or otherwise modified from time to time, the “Indenture”) among CEMENTOS PACASMAYO S.A.A., a corporation (sociedad anónima abierta) organized under the laws of the Republic of Peru (the “Issuer”), the Subsidiary Guarantors named therein and Deutsche Bank Trust Company Americas, a corporation organized under the laws of the State of New York authorized to conduct a banking business, as trustee (the “Trustee”), security registrar, paying agent and transfer agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$[        ] of the Notes that are held as a beneficial interest in the Regulation S Global Note (ISIN No.: USP2194PAA77) with Euroclear (Common Code No. 086529718) through DTC in the name of [NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest in the Notes for an interest in the Restricted Global Note (CUSIP No. 15126Q AA7) to be held with [NAME OF PARTICIPANT] through DTC. If this is a partial transfer, a minimum amount of U.S.$100,000 or any integral multiple of U.S.$1,000 in excess thereof of the Regulation S Global Note (or beneficial interests therein) will remain outstanding in the name of the Transferor.

[6]	This certification is to be made upon transfers or exchanges under Rule 144A of interests in the Regulation S Note pursuant to Section 2.6(c) of the Indenture.

C-1

In connection with such request, the Transferor does hereby certify that such Notes (or beneficial interests therein) are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A (a “QIB”) who is purchasing such Notes (or beneficial interests therein) for its own account or for the account of a QIB with respect to which the transferee exercises sole investment discretion, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

This certificate and the statements contained herein are made for your benefit and for the benefit of the Issuer and the Trustee.

[Insert name of Transferor]

By:
Name:
Title:

Dated:

cc:

CEMENTOS PACASMAYO S.A.A.

C-2